UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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UCBH Holdings, Inc.

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555 Montgomery Street
San Francisco, California 94111
(415) 315-2800
April 17, 2006
Dear Fellow Stockholders:
      You are cordially invited to attend the Annual Meeting (the “Meeting”) of Stockholders of UCBH Holdings, Inc. (“UCBH”, the “Company,” “we,” or “our”), which will be held on Thursday, May 18, 2006, at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California.
      At the Meeting, the stockholders will consider and act upon the election of three directors, the approval of the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan, the approval of the Amended and Restated UCBH Holdings, Inc. 2006 Equity Incentive Plan (formerly known as the UCBH Holdings, Inc. 1998 Stock Option Plan), and the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors. Furthermore, we will report on the performance of the Company. Members of our Board of Directors and management, as well as representatives of PricewaterhouseCoopers LLP, will be present at the Meeting to respond to any questions you may have regarding the business to be transacted. Attached is the Notice of the Meeting and the Proxy Statement describing the formal business to be transacted at the Meeting.
      For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” the nominees for directors specified under Proposal 1, “FOR” the approval of the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan as specified under Proposal 2, “FOR” the approval of the Amended and Restated UCBH Holdings, Inc. 2006 Equity Incentive Plan (formerly known as the UCBH Holdings, Inc. 1998 Stock Option Plan) as specified under Proposal 3, and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2006, as specified under Proposal 4.
      Whether or not you expect to attend, please sign and return the enclosed proxy card promptly. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Your cooperation is appreciated since a majority of the shares of Common Stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.
      On behalf of the Board of Directors and all of the employees of UCBH, we thank you for your continued interest and support. We look forward to seeing you at the Meeting.

Sincerely,

Thomas S. Wu
Chairman of the Board
President and Chief Executive Officer

555 Montgomery Street
San Francisco, California 94111
(415) 315-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 18, 2006

       NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting (the “Meeting”) of Stockholders of UCBH Holdings, Inc. (the “Company”) will be held on May 18, 2006, at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, for the following purposes:

1.	To elect three Class II directors to serve until the 2009 Annual Meeting of Stockholders;

2.	To approve the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan;

3.	To approve the Amended and Restated UCBH Holdings, Inc. 2006 Equity Incentive Plan (formerly known as the UCBH Holdings, Inc. 1998 Stock Option Plan);

4.	To ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2006; and

5.	Such other matters as may properly come before the Meeting.
      Stockholders owning UCBH Holdings, Inc. shares at the close of business on March 31, 2006, are entitled to attend and vote at the Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A complete list of stockholders entitled to vote at the Meeting will be available at the executive offices of UCBH Holdings, Inc., 555 Montgomery Street, San Francisco, California 94111, for a period of ten days prior to the Meeting and will also be available at the Meeting itself.

By Order of the Board of Directors,

Eileen Romero
Corporate Secretary
San Francisco, California
April 17, 2006

IMPORTANT NOTICE
REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
      The Securities and Exchange Commission now permits companies to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the companies provide advance notice and follow certain procedures. In such cases, such stockholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. The Company has not instituted householding for stockholders of record; however, a limited number of brokerage firms may have instituted householding for beneficial owners of the Company’s Common Stock held through such brokerage firms. If your family has multiple accounts holding Common Stock of the Company, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or the Company’s Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 18, 2006

Solicitation and Voting of Proxies
      This Proxy Statement is being furnished to stockholders of UCBH Holdings, Inc. (“UCBH”, the “Company,” “we,” “us,” or “our”) in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”), to be held on May 18, 2006, at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, and at any adjournments thereof.
      Stockholders of record at the close of business on March 31, 2006 (the “Record Date”) will be entitled to vote at the Meeting. As of such date, the Company had issued and outstanding 94,186,687 shares of common stock, $0.01 par value (“Common Stock”). Each such share entitles its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors. At least 47,093,344 shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum.
      The 2005 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 2005, accompanies this Proxy Statement, which is first being mailed to recordholders on or about April 17, 2006.
Voting Securities
      The securities which may be voted at the Meeting consist of shares of Common Stock with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors.
      The close of business on March 31, 2006 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of and to vote at the Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 94,186,687 shares.
      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the limit pursuant to the Company’s Certificate of Incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.
      As for the election of directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD” authority to vote for one or more of the nominees being proposed. Under Delaware law and our bylaws, the election of a director requires a plurality of the votes present and entitled to vote. Plurality of the votes means that the three nominees receiving the highest number of yes (“FOR”) votes will be elected as directors. The Board of Directors is considering the desirability from a corporate governance viewpoint of instituting some form of majority voting for directors, but has not yet decided what, if any, action to take in that regard.

      As for the proposal to approve the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan set forth in Proposal 2, the approval of the Amended and Restated UCBH Holdings, Inc. 2006 Equity Incentive Plan (formerly known as the UCBH Holdings, Inc. 1998 Stock Option Plan) set forth in Proposal 3, the ratification of the selection of PricewaterhouseCoopers LLP as the independent auditors of the Company as set forth in Proposal 4, and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on such proposal. Under Delaware law and our bylaws, the affirmative vote of a majority of the votes present at the Meeting, in person or by proxy, and entitled to vote is required to constitute stockholder approval and ratification of Proposals 2, 3, and 4.
      If you sign and return the proxy card, but do not indicate on the proxy card how you wish to vote, your shares will be voted “FOR” the three proposals. Shares as to which the “ABSTAIN” box has been selected will be counted as present at the Meeting for purposes of determining the presence of a quorum and will be counted as voting (but not “FOR” or “AGAINST”) that issue. Any broker non-vote also will be counted as present at the Meeting for purposes of determining the presence of a quorum, but will not be counted as voted.
      Solicited proxies will be returned to our transfer agent, Mellon Investor Services, and will be tabulated by the inspector(s) of election designated by the Board of Directors, who will not be employed by, or be a director of, UCBH or any of its affiliates. After the final adjournment of the Meeting, the proxies will be returned to us for safekeeping.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1.
ELECTION OF DIRECTORS
      Our Board of Directors currently has nine (9) members, with no vacancies, and is divided into three classes of equal size. Each member of the Board of Directors of the Company also serves as a member of the Board of Directors of United Commercial Bank (the “Bank”), our wholly-owned subsidiary. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. Directors serve until their successors are elected and qualified.
      At this year’s Meeting, the terms of our Class II directors will expire. Additionally, Michael Tun Zan, a Class II director, will retire at the upcoming Annual Meeting when his term expires. The three nominees proposed for election as Class II directors at the Meeting are Joseph Jou, James Kwok, and David Ng, of whom Messrs. Jou and Kwok are currently Class II directors of the Company. Mr. Ng was recommended to the Nominating Committee for inclusion on the Company’s proxy card by the Chief Executive Officer and non-management directors. All nominees were recommended by the Nominating Committee to the Board of Directors. The Board has determined that each of the nominees standing for election is independent (as defined in Rule 4200(a)(15) of the NASD listing standards). No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.
      All nominees have consented to being named in this Proxy Statement and to serve if elected. In the event that any such nominee is unable to serve, or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE
ELECTION OF JOSEPH JOU, JAMES KWOK,
AND DAVID NG AS DIRECTORS OF UCBH HOLDINGS, INC.
Information with Respect to the Nominees, Continuing Directors, Retiring Directors and Certain Executive Officers of the Company
      The following table sets forth, as of the Record Date, the name of each nominee, continuing director and retiring director of the Company, such person’s age and position with the Company; and, with respect to each nominee, continuing director, and retiring director, the year in which such person became a director and the year in which such person’s term (or in the case of a nominee, his proposed term) as director of the Company expires.

			Director	Term
Nominees for Directors	Title(1)	Age	Since(2)	to Expire

Joseph J. Jou	Director	59	2003	2009
James Kwok	Director	54	2005	2009
David Ng	Nominee	57	—	2009

			Director	Term
Continuing Directors	Title(1)	Age	Since(2)	to Expire

Anthony Y. Chan	Director	53	2003	2007
Li-Lin Ko	Director	56	2000	2008
Richard Li-Chung Wang	Director	61	2005	2008
Dr. Godwin Wong	Director	56	1998*	2007
Dennis Wu	Executive Vice President, Chief Financial Officer and Director	64	2005	2008
Thomas S. Wu	Chairman of the Board of Directors, President and Chief Executive Officer	47	1998**	2007

			Director	Term
Retiring Director	Title(1)	Age	Since(2)	to Expire

Michael Tun Zan	Director	69	2002	2006

Footnotes:

*	Dr. Godwin Wong has served as a director of the Bank since 1994.

**	Mr. Thomas S. Wu served as a director of the Bank from 1995 – 1996.

(1)	Titles are for both the Company and the Bank unless otherwise indicated.

(2)	The date given includes years during which the director served on the Board of USB Holdings, Inc., the predecessor to UCBH Holdings, Inc.
      The nominees for directors and the continuing directors have provided the following information about themselves.
Nominees for Directors:
      Mr. Joseph J. Jou was appointed as a director of the Company and the Bank on July 16, 2003. Mr. Jou formerly served as Vice Chairman of First Continental Bank, which was acquired by the Company on July 11, 2003. He currently serves as the Chief Executive Officer of Pacifico Insurance Agency, which he founded in 1983. Mr. Jou has served in such position since 1983. Mr. Jou also currently serves as the Chairman and Chief Executive Officer of Foreign Trade Management, which he founded to help cities establish, market, and manage foreign trade zones. Mr. Jou has served in such position since 2003. Mr. Jou attended Feng Chia University in Taichung, Taiwan, and has a B.S. in International Trade. He has studied business administration at the graduate school of Morehead State University in Kentucky. Mr. Jou is also certified in commercial insurance from the Commercial Union Assurance in Boston, Massachusetts and has studied commercial banking at California State University, Fullerton.
      Mr. James Kwok was appointed as a director of the Company and the Bank on July 20, 2005. As of December 31, 2005, Mr. Kwok retired as the Executive Director of International Sources, a premier global trading group managing the supply chain for high-volume and time-sensitive consumer goods. During his 19-year career with International Sources, he held primary responsibilities in marketing, sourcing and financing activities. Mr. Kwok holds a B.A. degree from Occidental College and an M.B.A. degree from the University of Pennsylvania’s Wharton School.
      Mr. David S. Ng has over 20 years of experience in investment management and residential development. Since 2001, Mr. Ng has been the President and Managing Member of Greenwood Equities Group, LLC, a firm that manages and directs investments in stocks, bonds, options, mutual funds, derivatives, private equity placements, and venture capital offerings. He has also been the President and Managing Member of Wolf Development Co., LLC, a residential development firm, since 1999, as well as the President of Golden Gateway Associates, a real estate property investment firm, since 1992. Additionally, from 1975 to 1981, Mr. Ng served as an Associate and Assistant Professor of Accounting at the Stanford University Graduate School of Business. Mr. Ng holds an A.B. in Mathematics, a B.S. in Economics, an M.B.A., and a Ph.D. in Business Administration from the University of California, Berkeley. He is also a California-licensed general building contractor.
Continuing Directors:
      Mr. Anthony Y. Chan was appointed as a director of the Company and the Bank on April 24, 2003. Mr. Chan presently serves as general partner of Worldco Company, Ltd. in San Francisco, California, and has served in this position since 1975. Mr. Chan has 30 years of experience in retail and commercial real estate management and development. He is responsible for the overall operations of Worldco Company’s and its affiliates’ real estate portfolios in the San Francisco Bay Area and the Seattle-Bellevue, Washington and Houston, Texas metropolitan areas. Mr. Chan attended St. Stephen’s College in Hong Kong and has a B.S. in Business Administration, Finance and Real Estate from the University of California at Berkeley and an M.B.A. from the University of Wisconsin, with an emphasis on Real Estate.

      Ms. Li-Lin Ko, a Certified Public Accountant, provides management consulting services to mortgage bankers and is the President of Anchor Financial, Inc., a company specializing in real estate financing, sales and consulting. Previously, Ms. Ko held the position of Executive Vice President — Finance at Pacific Shore Funding in Lake Forest, California from January 1999 until May 2003. Prior to that, Ms. Ko was Chief Financial Officer at several financial institutions, including Plaza Home Mortgage Corporation (a publicly traded savings and loan holding company). Ms. Ko holds a Bachelor’s degree in Accounting from California State University, Fullerton. She was formerly with Arthur Young & Company (now Ernst & Young). Ms. Ko has served as a director of the Company and the Bank since January 2000.
      Mr. Richard Li-Chung Wang has been an Executive Director of Johnson Electric Holdings Limited since 1992. Johnson Electric, a company listed on The Stock Exchange of Hong Kong Limited since 1984 and included in the Hang Seng Index as a constituent stock, is a global leader in the manufacturing of motors and motion related products for automotive, commercial, and industrial markets. Mr. Wang first joined Johnson Electric in 1970 and thereafter helped establish the Johnson Motor business as an internationally recognized brand. Today, Johnson Electric employs approximately 38,000 people in 20 countries. Mr. Wang holds a B.S. and an M.S. in Electrical Engineering from the University of California, Berkeley.
      Dr. Godwin Wong has been a director of the Bank since 1994 and of the Company since 1998. He has served on the boards of directors of several California banks and international corporations and is currently a director of China Technology Global Corporation after his appointment in April 2003. With a doctorate from Harvard, he has been on the faculty of the Haas School of Business at the University of California, Berkeley for 22 years and has lectured/conducted business executive training in 20 countries, in the areas of strategic planning, entrepreneurship, information management and venture capital.
      Mr. Dennis Wu was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank on June 9, 2005, and was elected as a director of the Company on May 19, 2005. Prior to that, Mr. Wu retired after a 37-year career at Deloitte & Touche LLP, where he served as National Managing Partner for the firm’s Chinese Services Group since June 2000. A partner at Deloitte since 1979, Mr. Wu initiated and grew the Chinese Services Group into a seamless entity within Deloitte’s global structure. The Chinese Services Group advises U.S. companies doing business in China, as well as Chinese businesses seeking to penetrate the U.S. market. Previously at Deloitte, Mr. Wu served as partner-in-charge of the firm’s Enterprise Group in Northern California, which includes its banking, savings and loans, securities brokerage, insurance, real estate, healthcare, and not-for-profit clients.
      Mr. Thomas S. Wu was appointed Chairman, President, and Chief Executive Officer of the Company and the Bank on October 10, 2001. Prior to this appointment, he served as President and Chief Executive Officer of the Bank effective January 1, 1998. Prior to that appointment, Mr. Wu served as the Executive Vice President and Director of the Bank since September 25, 1997. Mr. Wu was elected President and Chief Executive Officer of the Company effective March 26, 1998, and as a director of the Company on April 17, 1998. Previously, Mr. Wu was the Director of Customer Care for Pacific Link Communications Limited in Hong Kong, where he was responsible for formulating and implementing customer care, customer retention, and customer communications strategies. Mr. Wu served as a director of the Bank from 1995-1996 and was a Senior Vice President, Head of Retail Banking of the Bank from 1992-1996, when, in addition to heading up the retail banking division, he directed the marketing, public relations, loan originations, branch administration and operations control functions. Mr. Wu also served as Vice President, Regional Manager, of the Bank’s Southern California Retail Banking Division from 1991-1992.
      No director, nominee, or executive officer of the Company or the Bank is related to any other director, nominee, or executive officer by blood, marriage or adoption.
CORPORATE GOVERNANCE

Code of Conduct
      Our Board of Directors and senior management are committed to high corporate governance standards. Good corporate governance is vital to our continued success. The Company and the Bank have adopted a Code of

Conduct that applies to the employees, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and directors of the Company and the Bank. The Code of Conduct is posted on the Company’s website at http://www.ucbh.com and can also be obtained free of charge by sending a written request to the Company’s Corporate Secretary at 555 Montgomery Street, San Francisco, CA 94111. Any changes or waivers to the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions will be disclosed on the Company’s website.
      The Board annually reviews and updates our corporate governance policies and the charters of the Board committees in response to evolving “best practices” and reviews the results of annual Board and committee evaluations.

Board Independence
      Our Board of Directors has determined that each of our directors is an “independent director” as such term is defined in Rule 4200(a)(15) of the NASD listing standards, other than Mr. Thomas S. Wu and Mr. Dennis Wu. Each of our Audit, Credit, Nominating, and Compensation Committees is composed only of independent directors. Messrs. Thomas Wu and Dennis Wu are not independent because of their positions at the Company as President and Chief Executive Officer, and as Executive Vice President and Chief Financial Officer, respectively.

Lead Director
      During 2005, Mr. Michael Tun Zan served as the Lead Director of the Board of Directors of the Company. Effective January 1, 2006, our Board of Directors designated Mr. Joseph Jou as Lead Director for a term of one (1) year subject to rotation or as otherwise determined by the Board. The Lead Director’s responsibilities are to convene and chair executive sessions of the independent directors, provide feedback to the Chairman/ Chief Executive Officer on executive sessions, and serve as an interim Chairman in the event that the existing Chairman becomes incapacitated. The Lead Director receives an annual retainer of $6,000 (in addition to other director compensation) for his service as Lead Director.

Communication with the Board of Directors
      Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 555 Montgomery Street, San Francisco, California 94111.
BOARD MEETINGS AND COMMITTEES
      The Board of Directors met seven times (five regular meetings and two special meetings) during the fiscal year ended December 31, 2005. During 2005, all members of the Board attended the Board meetings except in two instances where a member was absent. Directors are encouraged to attend annual meetings of the Company’s stockholders. At the last annual meeting of stockholders, all nine of the then current directors attended the meeting.
      The members of the Company’s Board of Directors also serve on the Bank’s Board of Directors. The Bank’s Board of Directors has the same committees as the Company’s with the same members as the Company’s committees.
      Board Structure and Committee Composition. As of the date of this Proxy Statement, the Board has nine directors and the following five standing committees: (1) Audit, (2) Compensation (formerly known as the Human Resources Committee), (3) Credit, (4) Investment, and (5) Nominating. The membership of each of the committees during the fiscal year ended December 31, 2005, and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Company’s website at http://www.ucbh.com.

Name of Director	Audit		Compensation		Credit		Investment	Nominating

Non-Employee Directors:
Anthony Y. Chan(1)					X			X*
Joseph J. Jou(2)(3)(4)(5)	X		X	*	(X	)		(X)
Li-Lin Ko(6)(7)	X	*					(X*), X
James Kwok(8)					X			X
Ronald S. McMeekin(9)	(X	*)			(X	)
Michael Tun Zan(10)(11)(12)(13)	X		(X	)			X*	(X*), (X)
Richard Li-Chung Wang(14)(15)			X					X
Dr. Godwin Wong(16)	(X	)	X		X	*
Joseph S. Wu(17)(18)	(X	)	(X	*)
Employee Directors:
Jonathan H. Downing(19)							(X)
Dennis Wu(20)							X
Thomas S. Wu
Number of Meetings in Fiscal 2005	11		6		7		4	6

  X = Committee member; * = Chair; (X) = Former Committee member; (X*) Former Chair

(1)	Mr. Chan’s first meeting as Chair of the Nominating Committee was June 7, 2005.

(2)	Mr. Jou’s first meeting as a member of the Audit Committee was July 20, 2005.

(3)	Mr. Jou’s first meeting as Chair of the Compensation Committee was May 19, 2005.

(4)	Mr. Jou’s last meeting as a member of the Credit Committee was June 16, 2005.

(5)	Ms. Jou’s last meeting as a member of the Nominating Committee was April 20, 2005.

(6)	Ms. Ko’s first meeting as Chair of the Audit Committee was July 20, 2005, but Ms. Ko has been a member of the Audit Committee since January 1, 2000.

(7)	Ms. Ko’s last meeting as Chair of the Investment Committee was April 20, 2005, but Ms. Ko remains a member of the Investment Committee.

(8)	Mr. Kwok’s first meeting as a member of the Credit Committee and the Nominating Committee was July 20, 2005.

(9)	Mr. McMeekin’s last meeting as Chair of the Audit Committee was May 9, 2005, and Mr. Meekin’s last meeting as a member of the Credit Committee was April 20, 2005. Mr. McMeekin retired as a member of the Board on May 19, 2005, when his term expired.

(10)	Mr. Tun Zan’s first meeting as a member of the Audit Committee was July 20, 2005.

(11)	Mr. Tun Zan’s last meeting as a member of the Compensation Committee was April 20, 2005.

(12)	Mr. Tun Zan’s first meeting as Chair of the Investment Committee was July 20, 2005.

(13)	Mr. Tun Zan’s last meeting as Chair of the Nominating Committee was April 20, 2005, and Mr. Tun Zan’s last meeting as a member of the Nominating Committee was June 11, 2005.

(14)	Mr. Wang’s first meeting as a member of the Compensation Committee was May 19, 2005.

(15)	Mr. Wang’s first meeting as a member of the Nominating Committee was June 7, 2005.

(16)	Dr. Wong’s last meeting as a member of the Audit Committee was May 9, 2005.

(17)	Mr. Joseph Wu’s last meeting as a member of the Audit Committee was May 9, 2005. Mr. Joseph Wu retired as a member of the Board on May 19, 2005, when his term expired.

(18)	Mr. Joseph Wu’s last meeting as Chair of the Compensation Committee was April 20, 2005.

(19)	Mr. Downing’s last meeting as a member of the Investment Committee was April 20, 2005. Mr. Downing resigned as a member of the Board on June 9, 2005.

(20)	Mr. Dennis Wu’s first meeting as a member of the Investment Committee was July 20, 2005.

      Audit Committee of the Board of Directors. The Audit Committee is responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit, and is responsible for ensuring that the Company’s and the Bank’s activities are conducted in accordance with applicable laws and regulations, including those pertaining to compliance. The Audit Committee met eleven times during the fiscal year ended December 31, 2005. The Board of Directors has determined that Ms. Li-Lin Ko is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission. In January 2006, the Board adopted a revised written charter for the Audit Committee, a copy of which is attached as an appendix to this Proxy Statement and is also available on our website at http://www.ucbh.com. The report of the Audit Committee is set forth below.
      Compensation Committee of the Board of Directors. The Compensation Committee (formerly known as the Human Resources Committee) reviews and recommends to the Board of Directors compensation for executive officers of the Company and the Bank, and the adoption, amendment and implementation of compensation and other benefit plans, including stock option plans, for the directors, corporate officers, and senior executives of the Company and the Bank. The Compensation Committee met six times during the fiscal year ended December 31, 2005.
      Credit Committee of the Board of Directors. The Credit Committee is responsible for approving credit policies, monitoring the overall credit risk profile for the Company and the Bank and the allowance for loan losses. The Credit Committee met seven times during the fiscal year ended December 31, 2005.
      Investment Committee of the Board of Directors. The Investment Committee is responsible for the asset and liability management, investment strategies and activities related to interest rate and liquidity risks. The Committee assists the Board in setting up appropriate regulatory capital ratios and approves the Asset/ Liability Policy developed by the Company and the Bank in accordance with applicable laws and regulations and Board-approved overall strategies. The Investment Committee met four times during the fiscal year ended December 31, 2005.
      Nominating Committee of the Board of Directors. The Nominating Committee identifies, recruits, interviews, evaluates and nominates individuals for election as directors of the Company. The Nominating Committee met six times during the fiscal year ended December 31, 2005.
      The Nominating Committee utilizes a number of methods for identifying and evaluating candidates for director. The Nominating Committee, on a periodic basis, assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee may consult with current Board members, professional search firms, stockholders or other parties, to identify various potential candidates for director. These candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year.
      The director nomination process is designed to ensure that the Company’s Board of Directors includes members with backgrounds, skills and experience, including relevant financial and other expertise, appropriate to the Company’s business taking into account the current Board members and the specific needs of the Company. While the Nominating Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board of Directors, the Nominating Committee seeks individuals who have displayed high ethical standards, integrity and sound business judgment as well as relevant business or finance experience. Candidates for nomination are considered without regard to the source of their nomination. The charter of the Nominating Committee is available through the Company’s website at http://www.ucbh.com.
      The Nominating Committee will consider recommendations for director nominees that are submitted by stockholders in writing in accordance with the requirements set forth in Article III, Section 15 of the Company’s bylaws. The procedure set forth in the Company’s bylaws provides that a notice relating to the recommendation must be timely given in writing to the Secretary of the Company prior to the annual meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described in the Stockholder Proposals section below. Such notice must be accompanied by the recommended nominee’s written consent, contain information relating to the business experience and background of such nominee and contain information with respect to the recommending stockholder and persons acting in concert with the recommending stockholder. The Nominating Committee makes recommendations to the Board of Directors with respect to such nominees and works with the Board to insure that qualified nominees are given appropriate consideration without regard to the source of the nominations. The Board of Directors retains sole and complete discretion as to the individuals to be nominated by the Board.
      The Nominating Committee has not received any recommendations for director nominees from any of the Company’s stockholders in connection with the Meeting. There were no fees paid to any third party to identify or to evaluate the director nominees for this Meeting.
      In furtherance of good corporate governance principles and to improve the performance of the Board, all members of the Board participate annually in the Board Performance Evaluation using the Board Self-Assessment Questionnaire developed by the Nominating Committee.
      Executive Sessions of the Board of Directors. UCBH’s non-employee, independent directors meet regularly in executive session without the Chairman and Chief Executive Officer, the Chief Financial Officer, or any other member of management. In the fiscal year ended December 31, 2005, there were four executive sessions, chaired by the Lead Director.

Report of the Audit Committee
      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.
      In discharging its oversight responsibility for the audit process, each year the Audit Committee obtains from its independent auditors a formal written statement describing their relationships with the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discusses with the auditors any relationships that may impact their objectivity and independence, and satisfies itself on the auditors’ independence.
      The Audit Committee reviews with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits and the results of internal audit examinations. The Audit Committee also discusses with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting process. In this manner, the Audit Committee was actively involved in the remediation of the material weakness as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.
      On an annual basis, the Audit Committee discusses and reviews with its independent auditors communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee annually discusses and reviews the results of the independent auditors’ examination of the consolidated financial statements. In addition, the Audit Committee considers the compatibility of nonauditing services provided to the Company and the Bank with the auditors’ independence in performing their auditing functions.
      The Audit Committee reviews and discusses interim financial information contained in quarterly reports and earnings announcements with management and independent auditors prior to public release. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2005, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.
      Based on the above mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommends to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also recommends the reappointment, subject to stockholder approval, of the independent auditors, and the Board of Directors considers such recommendation. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.
The Audit Committee

Li-Lin Ko Chairman	Joseph Jou	Michael Tun Zan
Director Compensation
      The following table provides information on the Company’s compensation and reimbursement practices during the fiscal year ended December 31, 2005 for non-employee directors. Thomas S. Wu and Dennis Wu do not receive any separate compensation for their Board activities.
NON-EMPLOYEE DIRECTOR COMPENSATION TABLE
FOR FISCAL 2005

Annual retainer	$50,000
Additional retainer for Chair of Audit Committee or Credit Committee	$10,000
Additional retainer for Chair of any other committee	$6,000
Additional retainer for Lead Director	$6,000
Retainer for members of Board committees (excluding the Chair)	$4,000
Reimbursement for expenses attendant to Board membership	Yes
      Option Plan. All non-employee directors of the Company are eligible to receive options to purchase Common Stock under the Company’s Stock Option Plan. The Stock Option Plan was adopted by the Company’s Board of Directors and stockholders on July 30, 1998 and subsequently amended as of April 29, 1999, April 26, 2001, April 24, 2003, September 24, 2004, April 21, 2005, and May 19, 2005. The following table lists the non-statutory stock options granted under the Stock Option Plan to the non-employee directors during the fiscal year ended December 31, 2005.

	Number of Shares
	of Common Stock
	Underlying Options		Exercise Price
Name	Granted (#)(1)(2)		($/share)(3)

James Kwok	24,000		19.10
Michael Tun Zan	24,000		18.15
Richard Li-Chung Wang	24,000		17.56
Dr. Godwin Wong	48,000	(4)	20.80
Dennis Wu(5)	24,000		17.56

Total	144,000

(1)	The number of shares of Common Stock underlying options granted is adjusted for stock splits.

(2)	These options are fully vested following the decision of the Board of Directors to accelerate the vesting of all outstanding unvested stock options awarded to employees, officers and directors on or before October 26, 2005 under the Amended UCBH Holdings, Inc. 1998 Stock Option Plan as disclosed in the Company’s current report on Form 8-K filed on December 28, 2005.

(3)	The exercise price of each option is the fair market value of the Common Stock as of the date of grant, split adjusted.

(4)	Dr. Wong was granted 24,000 options on January 27, 2005, and the number appearing in the table is adjusted for stock splits.

(5)	These options were granted to Dennis Wu on May 19, 2005, after his election as a non-employee director of the Company. Mr. Wu was also granted 176,000 options on June 9, 2005, after his appointment as Executive Vice President and Chief Financial Officer of the Company.
Executive Compensation
      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Report of the Compensation Committee
      Compensation Policies and Procedures. The compensation policy of the Company and Bank is designed to attract and retain highly qualified personnel and to provide meaningful incentives for measurable performance. The Compensation Committee reviews and recommends to the Board of Directors compensation for executive officers of the Company and Bank, and the adoption, amendment and implementation of compensation and other benefit plans, including stock option plans, for the directors, corporate officers, and senior executives of the Company and Bank.
      The Compensation Committee annually reviews and evaluates base salaries and annual bonuses for all executive officers, including the Chief Executive Officer. In establishing individual compensation levels, the Compensation Committee considers the Company’s and Bank’s overall objectives and performance (including, for example, capital, revenues, earnings, deposit and loan growth, and credit quality), peer group comparisons, and the individual’s performance. In conducting such reviews, the Compensation Committee places primary consideration upon recommendations from the Chief Executive Officer, along with his rationale offered supporting the recommendations, except with respect to the performance and compensation review of the Chief Executive Officer himself.
      As for the Chief Executive Officer’s own performance evaluation and compensation review, the Compensation Committee meets without the Chief Executive Officer present and arrives at its independent decision based upon its own determination of the overall performance of the Company and the Bank under his leadership during the year and a review of the compensation packages offered by the Company’s peers to their Chief Executive Officers.
      While the Chief Executive Officer is invited by the Compensation Committee to provide supporting information and to make recommendations related to compensation for executive officers (other than himself), the Chief Executive Officer does not vote in any decision by the Compensation Committee.
      The Compensation Committee has adopted the following goals in establishing executive compensation for the Company and the Bank:

(1) attracting, retaining and rewarding highly qualified and productive persons;

(2) relating compensation to the performance of both the individual and the Company and the Bank; and

(3) establishing compensation levels that are internally equitable and externally competitive.
      The Compensation Committee utilizes as a guide internal surveys and input from outside consultants with regards to compensation paid to executive officers performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions in the San Francisco Bay Area and the Los Angeles Metropolitan Area. In this regard, the Compensation Committee relies upon these surveys to ensure that the Company’s compensation levels are competitive with levels paid to officers of similar publicly traded financial institutions.
      Although the Compensation Committee’s recommendations are discretionary and no specific formula is used for decision making, compensation adjustments are aimed at reflecting the overall performance of the

Company and Bank and the performance of the individual executive officer. The philosophy of the Compensation Committee is to emphasize incentive compensation over base salary.
      Merit Increase in Base Salary. Merit increases are designed to motivate management to perform at consistently high levels. Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be increased at that time based on the Compensation Committee’s determination that an individual’s overall contribution to the Company merits recognition. The compensation adjustments of executives reflected in the Summary Compensation Table below were also influenced (in the case of executive officers other than the Chief Executive Officer) by the Chief Executive Officer’s evaluation of their individual contributions to the Company.
      Bonus. Bonuses for executives are intended to be used as an incentive to encourage them to perform at a high level or to recognize a particular contribution by an employee or exceptional company performance.
      For 2005, the Company and Bank did not maintain a cash bonus plan and all bonus amounts to executives were discretionary and based upon an initial recommendation from the Chief Executive Officer (other than the Chief Executive Officer’s bonus), and then reviewed and evaluated by the Compensation Committee. In determining the amount of the bonuses, the Compensation Committee primarily considered the profitability of the Company and Bank in 2005, and the overall compensation package of the executive officers in relationship to one another and with competitive peers, where such information was available.
      The Compensation Committee, upon the recommendation of the Chief Executive Officer, granted stock options to certain Executive Vice Presidents in lieu of cash bonus payments for 2005. These stock option awards were made in January 2006. While the Compensation Committee appreciated the strong performance and efforts by the Executive Vice Presidents in a banking environment characterized by a flattening yield curve and investment in personnel for future growth, it also believed that the granting of stock options would serve as a better retention tool than the awarding of cash bonus payments.
      Stock Options. The Compensation Committee believes that stock ownership by management is important in aligning management and stockholders interests with respect to enhancing long-term stockholder value. Stock options are also important for the Company and the Bank to continue to attract, retain, and motivate qualified employees by providing them with a proprietary interest in the Company as an incentive to contribute to the long-term success of the Company, to promote the attention of management to concerns of stockholders, and to reward deserving employees for outstanding performance. Pursuant to its Stock Option Plan, awards made in 2005 are set forth in the Summary Compensation Table and the table contained in the Option Grants During Year Ended December 31, 2005 section.
      Chief Executive Officer. Mr. Thomas S. Wu’s total compensation package for 2005 is set forth below in the Summary Compensation Table. In evaluating the compensation of Mr. Thomas S. Wu, the Compensation Committee assessed the continuing effectiveness of Mr. Wu’s leadership, and achievements, plus overall performance of the Company and the Bank in 2005. In particular, the Bank successfully completed acquisitions in strategic market regions and again achieved strong performance in all key areas including capital, revenue, earnings, deposits and loan growth, while maintaining its high credit quality. Finally, the Compensation Committee wanted to recognize Mr. Wu’s consistent focus on attracting highly qualified individuals to join the Bank’s senior management team to ensure the steady and continuing long-term success of the Company and the Bank. Consistent with the approach to the Executive Vice Presidents, the Compensation Committee decided to award stock options to Mr. Wu in lieu of a cash bonus payment for 2005. This stock option award was made in January 2006.
      Senior Executive Annual Incentive Plan. The Compensation Committee recommends the approval of the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan (“Plan”), as described in Proposal 2 of this Proxy Statement. If approved, the Compensation Committee will be the administrator of the Plan. The Compensation Committee believes that the Plan is in the best interests of the Company and its stockholders and will permit the Company to deduct for tax purposes the full amount of the annual incentive compensation payments made to its executive officers.

      Amended and Restated UCBH Holdings, Inc. 2006 Equity Incentive Plan. The Compensation Committee recommends the approval of the Amended and Restated UCBH Holdings, Inc. 2006 Equity Incentive Plan, (“Equity Incentive Plan”), as described in Proposal 3 of this Proxy Statement. If approved, the Compensation Committee will be the administrator of the Equity Incentive Plan. The Compensation Committee believes that the Equity Incentive Plan is in the best interests of the Company and its stockholders by enabling the Company to continue to offer opportunities to employees, directors and officers of the Company and its affiliates to participate in the Company’s growth and success, to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.
      Change-In-Control Agreements for Certain Executive Officers. As was disclosed in previous securities filings and attached as exhibits to its current report on Form 8-K filed June 13, 2005, and quarterly report on Form 10-Q filed November 8, 2004, the Company and the Bank entered into new change-in-control agreements with certain executive officers of the Company and the Bank, other than the Chief Executive Officer (the “CIC Agreements”). The CIC Agreements were approved by the Board of Directors on the recommendation of the Compensation Committee and the Chief Executive Officer, because of the Committee’s belief in the importance of providing for management consistency and continuity to allow for the continued growth of the Bank (including the attraction of additional highly qualified talent) and the long-term growth in stockholder value.
The Compensation Committee

Joseph Jou	Richard Li-Chung Wang	Dr. Godwin Wong
Chairman

Summary Compensation Table
      The following shows, for the years ended December 31, 2005, 2004 and 2003, the cash compensation paid by the Company and the Bank as well as certain other compensation paid for those years, to the Chief Executive Officer and the other four most highly compensated executive officers at the Company (the “Named Executive Officers”).

					Long-Term Compensation

Annual Compensation					Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and Principal Position(1)	Year	Salary	Bonus(2)	Compensation(3)	Awards	Options/SARs(4)	Payouts	Compensation(5)

Thomas S. Wu	2005	$1,200,000	—	—	—	0	—	$13,689
Chairman, President and	2004	$1,000,000	$1,280,000	—	—	1,200,000	—	$2,000
Chief Executive Officer	2003	$800,000	$1,280,000	—	—	0	—	$2,000
Ebrahim Shabudin	2005	$273,750	—	—	—	30,000	—	—
Executive Vice President and	2004	$250,000	$200,000	—	—	60,000	—	—
Chief Operating Officer	2003	$52,067	$30,000	—	—	200,000	—	—
Sylvia Loh	2005	$247,916	—	—	—	30,000	—	$2,000
Executive Vice President and	2004	$220,000	$150,000	—	—	240,000	—	$2,000
Chief Lending Officer	2003	$189,000	$140,000	—	—	0	—	$2,000
Jonathan H. Downing	2005	$242,500	—	—	—	0	—	$2,000
Executive Vice President and	2004	$280,000	$200,000	—	—	300,000	—	$2,000
Director of Corporate	2003	$226,800	$260,000	—	—	0	—	$2,000
Development and Investor Relations
Alan Thian	2005	$220,000	—	—	—	0	—	$2,000
Executive Vice President and	2004	$200,000	$135,000	—	—	60,000	—	$2,000
Regional Director of	2003	$88,588	$50,000	—	—	160,000	—	$2,000
Southern California Region
Dennis Wu	2005	$196,314	—	—	—	200,000	—	$2,000
Executive Vice President,	2004	—	—	—	—	0	—	—
Chief Financial Officer and Director	2003	—	—	—	—	0	—	—

(1)	Mr. Shabudin joined the Company as Executive Vice President and Chief Credit Officer Designate on October 8, 2003 and was later appointed Executive Vice President and Chief Credit Officer effective January 1, 2004, and appointed Executive Vice President and Chief Operating Officer effective August 1, 2005. Ms. Loh was appointed Executive Vice President and Chief Lending Officer effective August 1, 2005. Mr. Thian joined the Company as Executive Vice President and Regional Director of Southern California on July 11, 2003. Effective June 9, 2005, Mr. Downing was appointed Executive Vice President and Director of Corporate Development and Investor Relations. Mr. Dennis Wu was appointed Executive Vice President and Chief Financial Officer of the Company on June 9, 2005, and was elected as a director of the Company on May 19, 2005.

(2)	Mr. Shabudin was paid a $50,000 bonus at the time he was appointed Chief Credit Officer, which is reflected in his bonus amount for 2004.

(3)	For 2005, 2004 and 2003, there were no perquisites with an aggregate value over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the year or other compensation.

(4)	The options granted to Mr. Shabudin, Ms. Loh, and Mr. Dennis Wu in 2005 are fully vested following the decision of the Board of Directors to accelerate the vesting of all outstanding unvested stock options awarded to employees, officers and directors on or before October 26, 2005 under the Amended UCBH Holdings, Inc. 1998 Stock Option Plan as disclosed in the Company’s current report on Form 8-K filed on December 28, 2005.

(5)	The amounts set forth in the “All Other Compensation” column consist of matching contributions made by the Company under the tax-qualified 401(k) Plan, which provides for broad-based employee participation. For Mr. Thomas Wu, the total amount consists of $11,689 of interest paid by the Company on amounts deferred under the Executive Deferred Compensation Plan from his cancelled election pursuant to

Section 409A of the Internal Revenue Code and $2,000 of matching contributions by the Company under the tax- qualified 401(k) Plan.

Employment and Change in Control Agreements
      The Bank and the Company (collectively for this section called “Company”) have entered into an employment agreement (“Agreement”) with Thomas S. Wu, Chairman, President and Chief Executive Officer of the Company (the “Chief Executive Officer”). The Agreement is intended to ensure that the Company will be able to maintain a stable and competent management base. The continued success of the Company depends to a significant degree on the skills and competence of the Chief Executive Officer.
      The employment agreement provides for a three-year term. The Agreement provides that, commencing on the date of execution, the term of the Agreement shall be extended for one day for each day that lapses until such time as the Board or the Chief Executive Officer elects not to extend the term of the Agreement by written notice, in which case the term of this Agreement shall be fixed and shall end on the third anniversary of the date of such written notice. The Agreement provides that the Chief Executive Officer’s base salary will be reviewed at least annually and a bonus may be awarded by the Board. If there is a voluntary termination or a termination for cause, the Chief Executive Officer shall be entitled to receive compensation through the date of termination. In the event that there is a termination for disability or death, the Chief Executive Officer shall be entitled to receive base salary and benefits through the remaining term of the Agreement and any unvested stock options and related limited rights and unvested awards granted to the Chief Executive Officer under any stock option and similar plans shall immediately vest and shall be exercisable within one year. In the event of a termination without cause or a resignation from the Company upon a change in duties, material adverse change in or loss of title, office or significant authority or responsibility, material reduction in base salary or benefits (excluding bonus) or a relocation of the Chief Executive Officer’s principal place of employment by more than 25 miles, the Chief Executive Officer would be entitled to receive a sum equal to three (3) times the highest annual compensation (base salary plus bonus) over the three years immediately preceding the termination and any unvested stock options and related limited rights and unvested awards granted to Chief Executive Officer under any stock option and similar plans shall immediately vest and shall be exercisable within one (1) year. The Company would also continue and pay for the Chief Executive Officer’s life, health and disability insurance coverage for the remaining term of the Agreement.
      Under the Agreement, if voluntary or involuntary termination follows a change in control of the Company as defined in the Agreement, it is expected that, the Chief Executive Officer, or, in the event of the Chief Executive Officer’s death, his beneficiary, would be entitled to a severance payment equal to three (3) times the highest annual compensation due to the Chief Executive Officer over the three years immediately preceding the Change in Control and any unvested stock options and related limited rights and unvested awards granted to the Chief Executive Officer under any stock option and similar plans shall immediately vest and shall be exercisable within one (1) year. The Company would also continue the Chief Executive Officer’s life, health and disability insurance coverage for 36 months. Also, the change in control provisions provides that if it should be determined that any payment or distribution pursuant to this Agreement would be subject to an Excise Tax, as defined in the Agreement, the Chief Executive Officer shall be entitled to receive from the Company an additional payment (“Gross-Up Payment”) in an amount such that after payment by the Chief Executive Officer of all taxes, including any income taxes and Excise Tax imposed upon the Gross-Up Payment, Chief Executive Officer retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Termination Benefits.
      The Company has entered into three-year termination and change in control agreements (“CIC Agreements”) with certain other executive officers of the Company, including the Named Executive Officers other than Thomas S. Wu (the “Officers”). The CIC Agreements provide that commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank’s CIC Agreements may be renewed by the Board of Directors for an additional year. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of the Company, unless termination is for cause, the Officer or, in the event of death, the Officer’s beneficiary, would be entitled to receive a severance payment equal to three times the Officer’s highest annual compensation for the three years preceding the change in control. For some Officers, the definition of “annual compensation” includes base salary plus bonus. The Company would also continue, and pay for, the Officer’s life, medical and disability insurance coverage for thirty-six (36) months from the date of termination or resignation. The CIC Agreements also provide that if a change in control event has occurred and the Officer is terminated within thirty-six (36) months of the event, for any reason other than for cause (as defined in the CIC Agreements), the Officer shall be entitled to receive a severance payment equal to three (3) times the highest annual compensation (base salary plus bonus) due to the Officer over the three years immediately preceding the Change in Control and any unvested stock options and related limited rights and unvested awards granted to the Officer under any stock option and similar plans shall immediately vest and shall be exercisable within one (1) year. The Company would also continue the Officer’s life, health and disability insurance coverage for 36 months.
      The Executive Vice President, Chief Financial Officer and Director’s CIC Agreement contains the Gross-Up Payment provision described above for the Agreement between the Company and the Chief Executive Officer. The other Officers’ Agreements provide that if the payment, under each Officer’s CIC Agreement exceeds the amount which can be paid to the Officer without the Officer incurring an Excise Tax, as defined in the CIC Agreement, and the Officer would receive a greater net after-tax amount by applying the limitation contained in this paragraph then the amounts payable to the Officer under the CIC Agreement would be reduced to the maximum which may be paid without the Officer becoming subject to such an Excise Tax (such reduced payments to be referred to as the “Payment Cap”). In the event that the Officer receives reduced payments and benefits otherwise provided for in the CIC Agreement, the Officer shall have the right to designate which of the payments and benefits otherwise provided for in the CIC Agreement that the Officer will receive in connection with the application of the Payment Cap. If it shall be determined that the Officer would not receive a net after-tax benefit resulting from the application of the Payment Cap, then no reduction shall be made with respect to the pay or benefits due to the Officer.
Option Grants During Year Ended December 31, 2005
      The following table sets forth the number of shares for which options under the Stock Option Plan were granted in 2005 to the Named Executive Officers, the percent of the total options granted to employees in 2005 such options represented, the exercise price, expiration date and potential realizable value of such options assuming an annual appreciation of the Company’s Common Stock of 5% and 10%, respectively.

Individual Grants
					Potential Realizable Value at
		% of Total			Assumed Annual Rates of Stock
	Securities	Options			Price Appreciation for Option
	Underlying	Granted to	Exercise or		Term(1)
	Options	Employees	Base Price	Expiration
Name	Granted (2)	in 2005	($/Share)(3)	Date	5%	10%

Thomas S. Wu	0	0.00%	—	—	$0.00	$0.00
Ebrahim Shabudin	30,000	1.93%	$18.50	7/21/2015	$349,036.52	$884,527.07
Sylvia Loh	30,000	1.93%	$18.50	7/21/2015	$349,036.52	$884,527.07
Jonathan H. Downing	0	0.00%	—	—	$0.00	$0.00
Alan Thian	0	0.00%	—	—	$0.00	$0.00
Dennis Wu(4)	24,000	1.55%	$17.56	5/19/2015	$265,041.35	$671,666.82
Dennis Wu(5)	176,000	11.34%	$16.95	6/9/2015	$1,876,118.45	$4,754,452.51

(1)	In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of the Company’s Common Stock appreciates from the date of grant over a period of ten years at the annualized rates of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.
(2)	These options are fully vested following the decision of the Board of Directors to accelerate the vesting of all outstanding unvested stock options awarded to employees, officers and directors on or before October 26, 2005 under the Amended UCBH Holdings, Inc. 1998 Stock Option Plan as disclosed in the Company’s current report on Form 8-K filed on December 28, 2005.
(3)	Under the Stock Option Plan, the option exercise price can be no lower than fair market value at the date of the grant. All of the options were granted at an exercise price equal to the closing price on the date of the grant, as reported on the Nasdaq Stock Market.

(4)	Dennis Wu was a non-employee director of the Company at the time of this option grant.

(5)	Dennis Wu was an executive officer of the Company at the time of this option grant.

      The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 2005. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.
Aggregate Year-End Option/ SAR Exercises and Values

			Number of Securities
			Underlying Unexercised		Unexercised in the Money
			Options/SARs at Fiscal		Options/SARs at Fiscal
	Shares		Year-End (#)(1)(2)		Year-End ($)(2)(3)(4)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable(5)	Unexercisable	Exercisable ($)	Unexercisable ($)

Thomas S. Wu	0	0	3,600,000	0	31,568,000.00	0
Ebrahim Shabudin	0	0	290,000	0	214,000.00	0
Sylvia Loh	0	0	876,688	0	8,426,008.00	0
Jonathan H. Downing	160,000	2,835,833.00	860,000	0	6,910,400.00	0
Alan Thian	0	0	220,000	0	491,200.00	0
Dennis Wu	0	0	200,000	0	171,360.00	0

(1)	The options in this table have exercise prices ranging from $1.88 to $19.29, split adjusted.

(2)	All numbers are adjusted for stock splits as of the Record Date.

(3)	The closing price of the Common Stock on December 30, 2005 was $17.88.

(4)	Based on the market value of the underlying Common Stock at December 30, 2005, minus the exercise price.

(5)	Some of the options included in this total are exercisable following the decision of the Board of Directors to accelerate the vesting of all outstanding unvested stock options awarded to employees, officers and directors on or before October 26, 2005 under the Amended UCBH Holdings, Inc. 1998 Stock Option Plan as disclosed in the Company’s current report on Form 8-K filed on December 28, 2005.
401(k) Plan
      The Bank maintains a 401(k) Plan, a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Bank. Salaried, hourly and commission-paid employees are eligible to participate in the 401(k) Plan following the completion of three (3) months of employment and must be at least twenty-one (21) years of age. Participants may make elective salary reduction contributions to the 401(k) Plan on an annual basis up to the lesser of 15% of the participant’s eligible compensation (as defined in the 401(k) Plan) or the legally permissible limit (in 2005, $14,000 for persons under 50 years of age and $18,000 for persons 50 years of age or over) imposed by the Code. On October 20, 2005, the Board of Directors approved two amendments to the 401(k) Plan effective January 1, 2006 changing the eligibility period to the first day of the month coinciding with or following the eligible employee’s hire date, and increasing the participant’s elective salary reduction contribution to 50% of the participant’s eligible compensation. The Bank makes a matching employer contribution for employees that is equal to an amount of up to 50% of the employee contribution up to a maximum contribution of $2,000 per year. The matching contribution begins after (3) months of employment and vests over a period of five (5) years. The 401(k) Plan permits participants to direct the investment of their 401(k) Plan account into various investment alternatives.

Equity Compensation Plan Information

Number of Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be	Weighted-Average	under Equity
	Issued upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding	Outstanding Options,	[Excluding Securities
	Options, Warrants	Warrants and	Reflected in
Plan Category	and Rights (a)	Rights (b)	Column (a)] (c)

Equity compensation plans approved by security holders	14,436,020	$12.2329	1,853,236
Equity compensation plans not approved by security holders	—	—	—

Total	14,436,020	$12.2329	1,853,236

Executive Deferred Compensation Plan
      The Bank maintains an Executive Deferred Compensation Plan (the “Executive Plan”) for the purpose of providing supplemental retirement benefits to a select group of executives and highly compensated employees in consideration of prior services rendered and as an inducement for their continued services in the future. The Executive Plan is intended to be a top-hat plan, exempt from the participation, vesting, funding, and fiduciary requirements of Title I of the Employee Retirement Income Security Act (“ERISA”), pursuant to ERISA §§201(2), 301(a)(3) and 401(a)(1). The Executive Plan participants have the status of general unsecured creditors of the Bank, and the arrangements under the Executive Plan constitute a mere promise by the Bank to pay benefits in the future. The Bank and the participants in the Executive Plan intend for the arrangements under the Executive Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The interest rate to be paid on the deferred amounts under the Executive Plan shall not be less than the prime rate published in the “Wall Street Journal” as of December 31 of the preceding year. On December 16, 2005, the Board of Directors of the Bank approved, effective as of January 1, 2005, an amendment to the Executive Plan to allow participants to terminate participation in the Plan or cancel deferral elections with respect to amounts subject to Section 409A of the Internal Revenue Code pursuant to IRS Notice 2005-1, Q & A 20, as previously disclosed on the Company’s current report on Form 8-K filed on December 22, 2005.
Director Deferred Compensation Plan
      In January of 2003, a Director Deferred Compensation Plan (the “Director Plan”) for the purpose of providing supplemental retirement benefits to non-employee directors in consideration of prior services rendered and as an inducement for their continued services in the future was adopted. The Director Plan is intended to be a top-hat plan, exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA, pursuant to ERISA §§201(2), 301(a)(3) and 401(a)(1). The Director Plan participants have the status of general unsecured creditors of the Bank, and the arrangements under the Director Plan constitute a mere promise by the Bank to pay benefits in the future. The Bank and the participants in the Director Plan intend for the arrangements under the Director Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The interest rate to be paid on the deferred amounts under the Director Plan shall not be less than the prime rate published in the “Wall Street Journal” as of December 31 of the preceding year.
Section 16 Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of copies of all reports of ownership furnished to us, or written representations that no forms were necessary, we believe that, during the fiscal year ended December 31, 2005, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis, except Li-Lin Ko, a director, filed a late Form 4 on April 7, 2006, to report transactions related to the reinvestment of stock dividends.
Stock Performance Graph
      The following graph shows a comparison of stockholder return on the Company’s Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stocks Index. The plot points used to prepare the graph were provided by the Center for Research in Security Prices (“CRSP”) at the University of Chicago Graduate School of Business. The graph was derived from a limited period of time and, as a result, may not be indicative of possible future performance of the Company’s Common Stock.
      The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.
Comparison of Five-Year Cumulative Total Returns
Performance Graph for
UCBH Holdings, Inc.
December 29, 2000-December 30, 2005
Legend
Notes:

A.	The items represent yearly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.00 on 12/29/2000.
Plot points provided by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved. ©Copyright 2006

Security Ownership of Certain Beneficial Owners
      The following table sets forth information as of March 31, 2006 in respect of beneficial ownership of the Company’s Common Stock by each Director nominee, Director, retiring Director, each Named Executive Officer, by all Directors and executive officers as a group, and by each person known by the Company to own 5% or more of its Common Stock.

	Amount and
	Nature of Beneficial
	Ownership(1), (2),		Percent
Name and Address of Beneficial Owner	and (3)		of Class

Directors and Executive Officers
Joseph J. Jou(4)	239,526		*
James Kwok(4)	32,000		*
David Ng(4)	12,000		*
Anthony Y. Chan	57,700		*
Li-Lin Ko	164,033		*
Richard Li-Chung Wang	60,000		*
Dr. Godwin Wong	418,800		*
Dennis Wu	201,000		*
Thomas S. Wu	3,886,179		3.97%
Michael Tun Zan(5)	132,000		*
Jonathan H. Downing	1,049,410		1.10%
Sylvia Loh	925,229		*
Ebrahim Shabudin	290,000		*
Alan Thian	235,184		*
All Directors and Executive Officers as a Group	9,099,091		8.90%

5% or Greater Stockholders
FMR Corp.	9,305,540	(6)	9.9%
82 Devonshire Street Boston, Massachusetts 02109
Marsico Capital Management, LLC	9,157,310	(7)	9.8%
1200 17th Street, Suite 1600 Denver, Colorado 80202
T. Rowe Price Associates, Inc.	5,368,400	(8)(9)	5.7%
100 East Pratt Street P.O. Box 17218 Baltimore, Maryland 21202
Baron Capital Group, Inc.	5,249,100	(10)	5.6%
767 Fifth Avenue, 49th Floor New York, NY 10153
Kayne Anderson Rudnick Investment	5,211,795	(11)	5.6%
Management, LLC 1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067

*	Does not exceed 1.0% of the Company’s voting securities

(1)	Includes the following number of shares that are not owned, but can be purchased within sixty days of the Record Date upon the exercise of options granted under the Company’s 1998 Stock Option Plan (the “Stock Option Plan”): 48,000 by Joseph J. Jou; 24,000 by James Kwok; 48,000 by Anthony Y. Chan; 160,000 by Li-Lin Ko; 24,000 by Richard Li-Chung Wang; 250,800 by Dr. Godwin Wong; 200,000 by Dennis Wu; 3,600,000 by Thomas S. Wu; 120,000 by Michael Tun Zan; 860,000 by Jonathan H. Downing; 876,688 by

Sylvia Loh; 290,000 by Ebrahim Shabudin; 220,000 by Alan Thian; and 6,721,488 by all Directors and Executive Officers as a group. Includes the options that became exercisable following the decision of the Board of Directors to accelerate the vesting of all outstanding unvested stock options awarded to employees, officers and directors on or before October 26, 2005 under the Amended UCBH Holdings, Inc. 1998 Stock Option Plan as disclosed in the Company’s current report on Form 8-K filed on December 28, 2005.

(2)	Includes Common Stock held in a unitized fund pursuant to the Company’s 401(k) plan. The number of shares of Common Stock reported is based on the value of the unitized units in the Company’s fund as reported on the Record Date.

(3)	All numbers are adjusted for stock splits as of the Record Date.

(4)	Nominee for Director.

(5)	Retiring Director.

(6)	Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2006.

(7)	Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2006.

(8)	These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(9)	Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2006.

(10)	Based on information contained in a Schedule 13G filed with the SEC on February 13, 2006.

(11)	Based on information contained in a Schedule 13G filed with the SEC on February 7, 2006.

PROPOSAL 2.
PROPOSAL TO APPROVE THE UCBH HOLDINGS, INC.
SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN
      The purpose of this proposal is to seek stockholder approval of the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan (“Plan”). The Plan is being submitted to stockholders for approval pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), which imposes limits on the ability of the Company to deduct for federal income tax purposes compensation paid to the Chief Executive Officer and the four next highest paid executives unless certain requirements are met. The Company anticipates that only its executive officers will participate in the Plan. Other employees who receive annual incentive compensation but are not executive officers will continue to participate in other Company incentive programs.
      The Company’s Board of Directors and Compensation Committee unanimously recommend a vote for the proposal to approve the Plan. Proxies will be so voted unless stockholders specify otherwise in their proxies. A majority of shares represented in person or by proxy which are entitled to be voted at the annual stockholder meeting is required for adoption of this proposal. The Board of Directors has determined that approval of the Plan is in the best interests of the Company and its stockholders because it will permit the Company to deduct for tax purposes the full amount of the annual incentive compensation payments made to its senior executives. If the Plan is not approved by stockholders, it will not become effective.
      The following paragraphs summarize the material terms of the Plan. The complete text of the Plan is attached as Exhibit A.
General
      The purpose of the Plan is to provide an annual incentive whereby an executive’s incentive compensation is based on his or her efforts in achieving specified performance objectives established for a given year. The Plan is designed to attract, motivate and retain key executives on a market-competitive basis in which their total cash compensation levels are closely linked with the accomplishment of the Company’s overall financial and strategic objectives.
Administration
      The Plan is administered by the Compensation Committee (formerly known as the Human Resources Committee) of the Board of Directors (the “Committee”). The Committee has broad authority to administer and interpret the Plan document; propose, change, or eliminate Plan features; and determine the rights and obligations of Plan participants.
Eligibility
      The Plan participant group is limited to senior executive officers of the Company and its wholly-owned subsidiaries or joint ventures, who are designated by the Committee to participate in the Plan each year. It is anticipated that approximately five individuals, including the Company’s Chief Executive Officer, will ultimately receive awards under the Plan, although there is no requirement that in any one year any individual will receive incentive compensation under the Plan.
Performance Criteria & Maximum Incentive
      Before the 90th day of each Plan year, the Committee will establish maximum target awards which will be payable to participants under the Plan only upon the achievement of specific performance goals. These performance goals may be unique each Plan year and will be based on one or more of the following performance criteria specified in the Plan (attached as Exhibit A) such as: (a) Return on assets, (b) Return on equity, (c) Earnings per share, (d) Efficiency ratio, (e) Loan portfolio growth, (f) Core deposit growth, (g) Credit quality, (h) Net interest margin, or other performance criteria specified in the Plan.

      Each of the selected performance criteria are to be specifically defined by the Committee on a Company-specific basis or in comparison with the performance of other companies in the same industry. At the time the goals are established, the Committee may provide that the specific performance targets will be adjusted to exclude the effect of specified items of an unusual or nonrecurring nature, or provide that no such adjustment will be made. The maximum annual incentive award payable under the Plan to a specific participant may not exceed three million dollars ($3,000,000) for any given Plan year. Lesser maximum target awards may also be established by the Committee for each participant.
Payments
      Before any payments are made under the Plan, the Committee must certify in writing that the performance goals justifying such payment have been met. No awards are to be paid to a Participant if the minimum applicable performance criteria are not achieved for a given Plan year. Notwithstanding the achievement of the specified performance levels, the Committee retains discretion to reduce amounts earned under the Plan but has no discretion to increase amounts earned under the Plan, except to change the incentive formulas for subsequent Plan years. Amounts earned under the Plan should be paid by two and one half months after the close of the Plan year to which the performance relates, but in any event will be paid by the December 31 following the end of the Plan year to which the performance relates. In general, to receive a payment under the Plan, the Participant must be an active employee of the Company or one of its wholly owned subsidiaries or one of its joint venture companies on the last business day date of the Plan year to receive the payment when it is ultimately paid.
Amendment and Termination
      The Committee may amend, suspend or terminate the Plan at any time. Under no circumstances may the Plan be amended to permit the Committee to increase the amount of a previously set target award. No amendment is to be made without prior approval of the Company’s stockholders which would:

•	increase the maximum award payable under the Plan;

•	change the specified performance objectives for payment of awards; or

•	modify the requirements as to eligibility for participation.
      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” the approval of the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF THE UCBH HOLDINGS, INC.
SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN.

PROPOSAL 3.
PROPOSAL TO APPROVE THE AMENDED AND RESTATED
UCBH HOLDINGS, INC. 2006 EQUITY INCENTIVE PLAN
      The purpose of this proposal is to seek stockholder approval of the Amended and Restated UCBH Holdings, Inc. 2006 Equity Incentive Plan (“Equity Incentive Plan”), which is formerly known as the UCBH Holdings, Inc. 1998 Stock Option Plan (the “Stock Option Plan”).
Background
      The Stock Option Plan was adopted by the Company’s Board of Directors and stockholders on July 30, 1998 and subsequently amended as of April 29, 1999, April 26, 2001, April 24, 2003, September 24, 2004, April 21, 2005, and May 19, 2005. The Equity Incentive Plan, attached as Exhibit B, reflects the amendment and restatement of the Stock Option Plan effective May 18, 2006.
      The Stock Option Plan is intended to enhance the long-term stockholder value of the Company by offering opportunities to employees, directors and officers of the Company and its affiliates to participate in the Company’s growth and success, to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company. The Stock Option Plan furthers this purpose by authorizing awards in the form of stock options and option related rights which are exercisable only upon a Change in Control (as defined in the plan) of the Company or United Commercial Bank.
      The Board and the Compensation Committee believe that the Company should continue using awards under the Stock Option Plan as part of our compensation program and to align the interests of employees and stockholders. To further those objectives, the Board and the Compensation Committee are recommending that the stockholders approve amendments to the Stock Option Plan that will:

•	expand the types of awards available for grant to include, restricted stock, restricted stock units, and dividend equivalent rights;

•	address applicable requirements of the exchange listing requirements;

•	address applicable requirements of the Sarbanes-Oxley Act of 2002;

•	address applicable requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	address the requirements of Section 409A of the Code, which prescribes new rules governing deferred compensation;

•	address changes to the Code requirements governing incentive stock options;

•	extend the term of the plan until May 18, 2016;

•	set forth performance goals upon which the vesting of awards may be based; and

•	rename the Stock Option Plan to the UCBH Holdings, Inc. 2006 Equity Incentive Plan.
      As of December 31, 2005, an aggregate of 1,853,236 shares of Common Stock that were previously approved by stockholders remained available for issuance under the Stock Option Plan.
Section 162(m) of the Code
      Section 162(m) of the Code [“Section 162(m)”], sets limits on the Company’s federal income tax deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is reported in the Summary Compensation Table. “Qualified performance-based compensation,” which can include compensation from Equity Incentive Plan awards, such as stock options, option related rights, and restricted stock and restricted stock units with performance-based vesting, is not subject to this deduction limit if certain conditions are met. One of the conditions is stockholder approval of the material terms of the performance goals under which the compensation is paid.
Material Terms of the Performance Goals
      The material terms of the performance goals under the Equity Incentive Plan consist of (i) the class of employees eligible to receive these awards; (ii) the types of business criteria on which the payouts or vesting for performance-based awards are based; and (iii) the maximum amounts of cash or shares that can be provided during a specified period to any employee for these types of awards under the Plan. Each of these material terms is discussed below in the following section.
Summary of the Equity Incentive Plan
      The following summary describes the material features of the Equity Incentive Plan, as amended and restated. The summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Equity Incentive Plan, which is attached as Exhibit B to this Proxy Statement.
Administration
      The Equity Incentive Plan provides that it will be administered by the Board or a Board-appointed committee consisting of two or more Board members who satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, Section 162(m), and the rules of any applicable stock exchange or national market system or quotation system on which the Common Stock is listed or quoted. The Board has delegated to the Compensation Committee (the “Committee”) the authority to administer the Equity Incentive Plan. The Committee has the authority to interpret the Equity Incentive Plan and to determine all matters relating to awards under the Equity Incentive Plan, including the selection of individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award, and all terms, conditions, restrictions and limitations, if any, on any awards.
Eligibility
      The Committee may grant awards under the Equity Incentive Plan to those officers, directors and employees of the Company and its affiliates as the Committee from time to time selects. As of December 31, 2005, approximately 1,105 individuals were eligible to participate in the Stock Option Plan.
Shares Available
      The shares underlying awards granted under the Equity Incentive Plan consist of shares of UCBH Holdings, Inc. common stock, par value, $.01 per share (“Common Stock”). The Equity Incentive Plan permits the award of an aggregate of 23,657,648 shares. As described above, only 1,373,270 of the originally authorized 23,657,648 shares remained available for awards as of February 28, 2006. Shares issued under the Equity Incentive Plan will be drawn from authorized and unissued shares, or shares now held or subsequently acquired by the Company. Any shares of Common Stock that have been subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares) will again be available for issuance in connection with future awards under the Equity Incentive Plan. As of December 31, 2005, the market value of the shares underlying outstanding Stock Option Plan awards was approximately $258,116,038.
      Subject to adjustment as provided in the Stock Option Plan, (i) no more than 2,000,000 shares of Common Stock may be awarded in the aggregate to any one individual in any calendar year as restricted stock or restricted stock units; (ii) no more than 2,000,000 shares of Common Stock may be awarded in the aggregate to any one individual in any one calendar year as stock options or limited rights; and (iii) no more than an aggregate of 23,657,648 shares of Common Stock may be issued as incentive stock options.
      In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such equitable changes or adjustments to prevent dilution or enlargement of the rights of the participants to any or all of (i) the number and kinds of shares of Common Stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of Common Stock or other property (including cash) issued or issuable with respect to outstanding awards; (iii) the exercise price, grant price, or purchase price relating to any award; and (iv) the Performance Goals applicable to outstanding awards. No such adjustments may, however, materially change the value of benefits available to a participant under a previously-granted award. In addition, the Committee has the discretion to take such further action with respect to outstanding awards as it deems necessary, advisable, fair and equitable to participants at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction (as defined by the Committee).
Types of Awards
      The Equity Incentive Plan permits the Committee to grant stock options, limited rights related to specific options which are exercisable only upon a Change in Control, restricted stock, restricted stock units, and dividend equivalent rights. After December 31, 2004, however, the Committee may only award or grant those awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code. Prior to 2006, the Committee awarded stock options and limited rights related to such options. The Committee now thinks it is desirable to gain the flexibility provided by other forms of award, such as restricted stock, restricted stock units, and dividend equivalent rights, and that such flexibility will provide a better means for rewarding the employees, directors, and officers of the Company in the future.

Restricted Stock Awards and Restricted Stock Units.
      The Committee is authorized to award restricted stock and restricted stock units to participants on terms and conditions and subject to restrictions, if any as determined by the Committee. Any restrictions imposed on an award by the Committee may be based on continuous service with the Company or the achievement of performance goals based on one or more of the following criteria: (i) earnings; (ii) earnings per share; (iii) earnings growth; (iv) return on assets; (v) return on equity; (vi) efficiency ratio; (vii) credit quality; and (viii) net interest margin. As determined by the Committee, the performance goals applicable to an award may provide for a targeted level or levels of achievement using certain Company or individual performance measures. The performance goals may differ from participant to participant and from award to award. The Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; provided, however, that to the extent required to comply with the performance-based compensation exception from the limitation on deductible compensation contained in Section 162(m), no adjustment shall be made that would result in an increase in the compensation of any participant whose compensation is subject to the limitation on deductibility under Section 162(m) for the applicable year.
      Except as otherwise provided in an award agreement, participants holding restricted stock may exercise full voting rights with respect to those shares. Further, except as otherwise provided in an award agreement, participants holding restricted stock and restricted stock units shall be credited with all regular cash dividends (and other distributions) paid with respect to all shares and units while they are so held. If any such dividends or distributions are paid in shares, such shares shall be subject to the same restrictions on transferability and forfeitability as the restricted stock and restricted stock units with respect to which they were paid. Subject to the restrictions on vesting and the forfeiture provisions, all cash dividends credited to a participant shall be paid to the participant as soon as administratively feasible following the full vesting of the restricted stock and restricted stock units with respect to which such dividends were paid, but in no event later than March 15th of the year following the year in which full vesting of the restricted stock and restricted stock units occurs.

      Except as otherwise provided in an award agreement, upon the termination of a Participant’s employment or service in the event of disability, death or within twelve months after a Change in Control, the participant’s outstanding awards of restricted stock and any restricted stock units shall immediately vest. In the event of termination for cause or termination of a participant’s employment or service for any other reason including voluntary resignation, the participant’s outstanding awards of restricted stock and any restricted stock units shall become null and void and the participant shall forfeit all rights with respect to such awards. Any termination provisions shall be determined in the sole discretion of the Committee need not be uniform among all grants of restricted or restricted stock units or among participants and may reflect distinctions based on the reasons for termination of employment.

Stock Options.
      The Committee may grant incentive stock options and nonqualified stock options. All stock options must have an exercise price of not less than 100% of the fair market value of the underlying shares of Common Stock on the grant date. An optionee may pay the exercise price in cash, certified check, borrowed funds to the extent permitted by law, by tendering previously acquired shares of Common Stock, cashless exercise, net issue exercise, and any other medium as the Committee determines in its discretion. The Committee has broad discretion to determine the terms and conditions under which options are exercisable, but in no event may an option be exercised later than ten years following the grant date. The Committee determines the vesting schedule for all options. All options vest upon a termination of employment or service in the event of disability, death or within twelve months after a Change in Control. Vested options are exercisable for one year after termination of employment or services, but in no event later than the remaining term of the option. The aggregate fair market value (determined on the grant date) of the Common Stock covered by an incentive stock option which may be exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

Limited Rights.
      Limited Rights are related to specific option grants and become exercisable in the event of a Change in Control. Upon exercise, the participant will be entitled to receive in lieu of purchasing the stock underlying the option, a lump sum payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise of the right less any applicable withholding tax.

Dividend Equivalent Rights.
      Any awards under the Equity Incentive Plan may, in the Committee’s discretion, earn dividend equivalent rights that entitle the holder to an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalent rights as it deems necessary or appropriate.
Equity Incentive Plan Benefits
      Because all awards are within the discretion of the Committee, future awards, as well as the number of employees to whom awards may be made, are not currently determinable.
Transferability
      Unless the Committee determines otherwise, Equity Incentive Plan awards may not be assigned or transferred other than by domestic relations order, will or by the applicable laws of descent and distribution.
Amendment
      The Board may modify or amend the Plan in any respect, at any time, provided that (i) provisions governing grants of incentive stock options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code, shall be submitted for stockholder approval to the extent required by such law, regulation or interpretation, and (ii) to the extent required by NASD Rules, any material amendments to the Equity Incentive Plan shall not be effective until stockholder approval has been obtained. In addition, no termination, modification or amendment may affect the rights of a participant under an outstanding award without the written permission of such participant.
U.S. Federal Income Tax Consequences
      The following discussion summarizes the Federal income tax consequences to participants who may receive awards under the Equity Incentive Plan and to the Company relating to the grant of awards. The discussion is based upon interpretations of the Code in effect as of March 2006, and regulations promulgated thereunder as of such date. The summary does not address any state or local tax consequences of participation in the Equity Incentive Plan and does not address issues related to the tax consequences of any individual participant.

Restricted Stock Awards and Restricted Stock Units.
      The recipient of a restricted stock award will not recognize income at the time of grant if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture lapses with respect to a restricted stock award, the fair market value of the stock on that date, plus any cash that is received, constitutes ordinary income to the recipient. Generally, at the time the shares of Common Stock are issued with respect to a restricted stock unit (which will be on or after the substantial risk of forfeiture lapses), the fair market value of the stock on the issue date, plus any cash that is received, constitutes ordinary income to the recipient. Generally, any dividends paid to a recipient of a restricted stock award or restricted stock unit will constitute ordinary income to the recipient at the time the dividends are paid to the recipient (and no longer subject to a substantial risk of forfeiture). Provided the requirements of Section 162(m) are met, the Company is entitled to a deduction for the amount included in the participant’s income. Upon disposition of any shares acquired through restricted stock awards or restricted stock units, the holder will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Incentive Stock Options.
      An optionee will not recognize income at the time of grant or exercise of an incentive stock option. At exercise, however, the excess of the fair market value of the shares acquired upon such exercise over the option price is an item of adjustment in computing the optionee’s alternative minimum taxable income. If the optionee holds the stock received upon exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, any gain realized on a disposition of the stock is treated as long-term capital gain. If the optionee sells the stock received upon exercise prior to the expiration of such periods (a “disqualifying disposition”), the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of such stock on the date of exercise over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be short-term capital gain.
      The Company is not entitled to a tax deduction as the result of the grant or exercise of an incentive stock option. If the optionee has ordinary income as compensation as a result of a disqualifying disposition, the Company is entitled to a deduction at the same time equal to the amount of ordinary income realized by the optionee, assuming the deduction is allowed by Section 162(m).

Nonqualified Stock Options.
      An optionee will not recognize income, and the Company is not entitled to a deduction, at the time of grant of a nonqualified stock option. On exercise, an optionee will recognize as ordinary income the difference between the exercise price and the fair market value of the shares on the date of exercise, unless the shares are subject to any restrictions on the participant’s ownership or disposition thereof. At the time the optionee recognizes income, the Company is entitled to a deduction for federal income tax purposes, assuming that the deduction is allowed by Section 162(m). If restrictions apply regarding forfeiture and transferability to shares upon exercise, the time of recognition of compensation and the amount thereof, and the availability of a tax deduction to the Company, will be determined when such restrictions cease to apply. Upon disposition of the shares acquired by exercise of the option, the optionee will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Limited Rights.
      Generally, the recipient of a limited right will not recognize income at the time of grant. Generally, when a participant exercises a limited right, the amount of cash and the fair market value of the shares received will be ordinary income to the participant and will be deductible by the Company to the extent allowed by Section 162(m). Upon disposition of any shares acquired by exercise of a limited right, the holder will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.
      The Board and the Compensation Committee believe that the approval of the Equity Incentive Plan will advance the Company’s interests and its stockholders by enabling the Company to continue to offer opportunities to employees, directors and officers of the Company and its affiliates to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.
      If you approve the Equity Incentive Plan, you will also be approving the material terms of the performance goals that determine the payment of certain awards under the Equity Incentive Plan. Your approval of those material terms is required so that the Company may award “performance-based compensation,” which will not be subject to the limit on deductible compensation imposed by Section 162(m).
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE APPROVAL OF THE AMENDED AND RESTATED
UCBH HOLDINGS, INC. 2006 EQUITY INCENTIVE PLAN

PROPOSAL 4.
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      The Company’s independent auditors for the fiscal year ended December 31, 2005 were PricewaterhouseCoopers LLP. The Company’s Audit Committee has reselected PricewaterhouseCoopers LLP to continue as independent auditors for the Company for the fiscal year ending December 31, 2006, subject to ratification of such selection by the stockholders.
      Representatives of PricewaterhouseCoopers LLP will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.
      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the selection of PricewaterhouseCoopers LLP as the independent auditors of the Company.
THE BOARD OF DIRECTORS, ON BEHALF OF THE AUDIT COMMITTEE,
RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION
OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS THE INDEPENDENT AUDITORS OF THE COMPANY.

INDEPENDENT AUDITOR FEES
      The following table shows information about fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal years ended 2004 and 2005.

Fees Billed to the Company	2004	2005

Audit fees(1)	$1,518,636	$2,973,413
Audit-related fees(2)	24,150	74,593
Tax fees(3)	930,673	385,204
All other fees(4)	129,609	—

Total fees	$2,603,068	$3,433,210

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. The amount for 2005 includes $1,178,577 in professional services related to the fiscal 2004 audit, which were billed and paid in fiscal 2005.

(2)	Audit-related fees principally represent fees for audits of employee benefit plans and other attest services.

(3)	Tax fees are fees in respect of tax return preparation, consultation on tax matters, tax advice relating to transactions and other permissible tax planning and advice.

(4)	All other fees represent services that are principally related to the Sarbanes-Oxley Act of 2002.
      All the services and fees described above were approved by the Company’s Audit Committee, which considered whether the provision of non-audit related services was compatible with maintaining the independence of PricewaterhouseCoopers LLP. Substantially all hours expended on the independent accountant’s engagement to audit the Company’s financial statement for the year ended December 31, 2005, were attributed to work performed by persons that were full-time, permanent employees of the independent accountants.
      The Company’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of certain services, including audit-related services, non-audit-related services and tax services. The Audit Committee considers whether each pre-approved service is consistent with the SEC’s rules and regulations on auditor independence. The Company reviews its relationship with the independent auditor to ensure the continued quality and independence of its financial statement audits.

ADDITIONAL INFORMATION
Solicitation of Proxies
      The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Mellon Investor Services, a proxy solicitation firm, will assist UCBH in soliciting proxies for the Meeting and will be paid a fee of $8,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and the Bank, without additional compensation. We will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.
Revocation of Proxies
      A proxy may be revoked at any time before a vote is taken or the authority granted otherwise is exercised. Revocation may be accomplished by the execution of a later proxy in respect of the same shares or by giving notice in writing or in open meeting.
Stockholder Proposals
      To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2007 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than December 18, 2006. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Exchange Act.
Notice of Business to be Conducted at an Annual Meeting
      The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company which is received not less than one hundred twenty (120) calendar days prior to the date of the Company’s proxy statement released to the stockholders in connection with the prior year’s annual meeting. In the case of next year’s annual meeting, notice by the stockholder must be received before the close of business on December 18, 2006. The advance notice by stockholders must include the stockholder’s name and address, as they appear on the Company’s record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided as set forth in the Company’s bylaws.
Other Matters Which May Properly Come Before the Meeting
      The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
      Whether or not you intend to be present at the Meeting, you are urged to return your proxy card promptly. If you are then present at the Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the recordholder of such shares to vote personally at the Meeting.

      A copy of the Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission will be furnished without charge to beneficial owners of the Company’s Common Stock upon written request to Eileen Romero, Corporate Secretary, UCBH Holdings, Inc., 555 Montgomery Street, San Francisco, California 94111.

By Order of the Board of Directors,

Eileen Romero
Corporate Secretary
San Francisco, California
April 17, 2006
YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ACCOMPANYING PROXY CARD IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

Exhibit A
UCBH HOLDINGS, INC.
SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN
      The UCBH HOLDINGS, INC. Senior Executive Annual Incentive Plan (“Plan”) is intended to provide an annual incentive whereby a significant portion of the selected executive’s compensation is based on his or her efforts in achieving specified performance objectives established for a given Year. The Plan is designed to attract, motivate and retain key executives on a market-competitive basis in which total cash compensation levels are closely linked with accomplishment of UCBH Holdings’ financial and strategic objectives.
Definitions
      Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for the purposes of this Plan:
      Board means the Board of Directors of UCBH Holdings, Inc. and United Commercial Bank.
      Code means the Internal Revenue Code of 1986, as amended.
      Committee means the Compensation Committee (formerly the Human Resources Committee) of the Board or any such other Committee to which the Board has delegated the responsibility for administering the Plan. The Committee shall consist of three or more members of the Board who are “outside directors” as defined in Code Section 162(m) and the regulations thereunder.
      Disability means disability according to the definition prescribed in Section 409A of the Internal Revenue Code.
      Joint Venture means any partnership designated by the Committee where UCBH Holdings, Inc. maintains 50% or more of the voting securities of the venture or any such lesser percentage as the Committee may determine, in its sole discretion.
      Layoff means a termination which is not for cause but rather is due to a permanent or indefinite reduction in the workforce, including, but not limited to, the elimination of a Participant’s position as a result of a facility closure, discontinuance or relocation of operations, acquisition, reorganization or sale (including the sale by UCBH Holdings, Inc. of a business unit, division, product line or functionally related group of assets).
      Participant means an eligible employee of UCBH Holdings, Inc. or United Commercial Bank selected for plan participation in accordance with the procedures set forth in this Plan.
      Plan means the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan as set forth herein.
      Plan Compensation means the amounts earned for the Year as a consequence of the Plan.
      Retirement is as defined in the United Commercial Bank Savings Plus 401(k) Plan.
      Subsidiary means any corporation designated by the Committee in which UCBH Holdings, Inc. owns an equity interest.
      UCBH Holdings, Inc. means UCBH Holdings, Inc., United Commercial Bank and its Subsidiaries and Joint Ventures.
      Year means the fiscal year of UCBH Holdings, Inc.
Administration
      The Committee is empowered with the following duties related to the Plan: administer the Plan; interpret the Plan; propose, change, or eliminate features of the Plan (including terminating the Plan); and determine the rights and obligations of Participants under the Plan. The Committee may delegate certain of these activities, and all other matters as it solely determines, but it may not delegate its determination of specific performance goals to be met on the certification that such goals have been met. All decisions of the Committee shall be final and binding upon all parties including UCBH Holdings, Inc., its shareholders, and its participants.
Eligibility and Participation
      Within the first 90 days of each Year, the Committee shall identify in writing which UCBH Holdings, Inc. and United Commercial Bank executive officers will participate in the Plan for such Year. Additions to the Plan during a Year shall be made only in the event of a promotion or new hire of an executive officer.
      At the time of identifying the executive officers to participate in the Plan for that Year, the Committee shall also specify the objective formula on which the Plan Compensation will be based for that year.
Performance Criteria & Maximum Incentive
      Plan Compensation will be paid only upon the achievement of specific performance goals established by the Committee, in writing, within the first 90 days of each Year. In the case of a newly-hired or promoted individual added to the Plan during a Year, specific performance goals must be set before 25% of such individual’s service to UCBH Holdings, Inc. for the performance period established for the individual has elapsed. Such performance goals may be unique each Year and will be based on one or more of the following performance-based criteria:

• Return on assets	• Price earnings ratio
• Return on average assets	• Operating income
• Return on equity	• Efficiency ratio
• Return on capital	• Loan portfolio growth
• Return on revenues	• Core deposit growth
• Cash flow	• Credit quality
• Book value	• Net interest margin
• Stock price performance	• Core earnings
• Earnings per share
      Each of these performance criteria are to be specifically defined by the Committee on a UCBH Holdings, Inc.-specific basis or in comparison with the performance with other companies in the same industry. At the time the goals are established, the Committee may provide that the specific performance targets will be adjusted to exclude the effect of specified items of an unusual or nonrecurring nature, or provide that no such adjustment will be made. The maximum annual incentive award payable under the Plan to a specific Participant may not exceed three million dollars ($3,000,000) for any given Plan Year. Lesser maximum target awards may also be established by the Committee for each Participant.
      The Committee, in its sole discretion, may reduce or eliminate an earned award, but may not under any circumstances increase such award.
Payments
      Before any payments are made under the Plan, the Committee must certify in writing that the performance goals justifying the payment of Plan Compensation have been met. Amounts earned under the Plan will generally be paid within two and a half months following the close of the Plan Year to which the performance relates but in any event will be paid by the December 31 following the end of the Plan Year to which the performance relates. Generally, the Participant must be an active employee of UCBH Holdings, Inc. on the last business day of the Plan Year in order to receive the payment of Plan Compensation when it is ultimately made. Active employment will be determined by the Committee, in its sole discretion.
      Exceptions to this rule may be made in the cases of death, Layoff, Disability, or Retirement. The amount earned in the event of such an exception shall be prorated and payment made no later than the payment for then-active Participants for the affected Plan Year. If death, Layoff, Disability, or Retirement occurs after the close of a Plan Year, but before payment is made on behalf of that Plan Year, such event shall not affect the calculated bonus, although the Committee retains in all cases its discretion to reduce or eliminate the earned bonus amount.

Miscellaneous
      No Contract or Guarantee of Continued Employment. Eligibility to participate in the Plan is not a guarantee of continued employment. The Plan does not constitute a contract of employment, and UCBH Holdings, Inc. specifically reserves the right to terminate a Participant’s employment at any time with or without cause and with or without notice or assigning a reason.
      No Guarantee of Plan Compensation. Eligibility to participate in this Plan does not guarantee the payment of Plan Compensation. Participants who have accrued rights to Plan Compensation shall be general unsecured creditors of UCBH Holdings, Inc. and shall not have any interest in the income or assets of UCBH Holdings, Inc.
      Assignments and Transfers. With the exception of transfer by beneficiary designation, will or by the laws of descent and distribution, rights under the Plan may not be transferred or assigned.
      Withholding Tax. The UCBH Holdings, Inc. will deduct from all cash payments due to a Participant all taxes required by law to be withheld with respect to such payments.
Governing Law
      The Plan shall be construed, administered and governed in all respects under and by the applicable internal laws of California, without giving effect to the principles of conflicts of law thereof.
Plan Amendment and Termination
      The Committee may, in its sole and absolute discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Participants. Notwithstanding the foregoing, no amendment to the Plan shall be effective which would increase the maximum award payable, which would change the specified performance objectives for payment of awards, or which would modify the requirements as to eligibility for participation unless the stockholders of UCBH Holdings, Inc. shall have first approved such change. Under no circumstances may the Plan be amended to permit the Committee to increase the amount of the then-current Plan Year’s target award once the performance goals for the Plan Year have been set.
Effective Date of the Plan
      This Plan shall be effective on the date it is approved by the shareholders of UCBH Holdings, Inc. This approval must occur within one year after approval by the Board. Any grant of Plan Compensation prior to the approval by the shareholders of the UCBH Holdings, Inc. shall be void if such approval is not obtained.

Exhibit B
UCBH HOLDINGS, INC.
2006 EQUITY INCENTIVE PLAN
      The purpose of the UCBH Holdings, Inc. 2006 Equity Incentive Plan is to enhance the long-term shareholder value of UCBH Holdings, Inc. (the “Company”), by offering opportunities to employees, outside directors, and officers of the Company and its Affiliates to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Affiliates, and to acquire and maintain stock ownership in the Company. Capitalized terms shall have the meaning set forth in Section 1.
      The Stock Option Plan was adopted by the Company’s Board of Directors and stockholders on July 30, 1998 and subsequently amended as of April 29, 1999, April 26, 2001, April 24, 2003, September 24, 2004, April 21, 2005, and May 19, 2005. The Equity Incentive Plan reflects the amendment and restatement of the Stock Option Plan effective May 18, 2006.
1.     DEFINITIONS.
      “Affiliate” means (i) a member of a controlled group of corporations of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the regulations issued thereunder. For purposes hereof, a “controlled group of corporations” shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).
      “Alternate Option Payment Mechanism” refers to one of several methods available to a Participant to fund the exercise of a stock option set out in Section 11.
      “Award” means an award or grant of one or some combination of one or more Non-statutory Stock Options, Incentive Stock Options, Limited Rights, Restricted Stock, Restricted Stock Units, and Dividend Equivalent Rights, or any other right, interest or option relating to shares of Common Stock granted pursuant to the Plan.
      “Bank” means United Commercial Bank.
      “Board of Directors” or “Board” means the board of directors of the Company.
      “Change in Control” means an event or series of events of a nature that at such time: (i) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as determined under Rule 13d of such Act), directly or indirectly, of voting securities of the Bank or the Company representing fifty percent (50%) or more of the Bank’s or the Company’s outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Bank or the Company, or (ii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or the Company is not the resulting entity.
      “Code” means the Internal Revenue Code of 1986, as amended.
      “Committee” means a committee consisting of the entire Board of Directors or consisting solely of two or more members of the Board of Directors who satisfy the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code, and the rules of any applicable stock exchange or national market system or quotation system on which the Common Stock is listed or quoted.
      “Common Stock” means the Common Stock of the Company, par value, $.01 per share or any stock exchanged for shares of Common Stock pursuant to Section 16 hereof.
      “Company” means UCBH Holdings, Inc.

      “Date of Grant” means the effective date of an Award.
      “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him, or in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant’s lifetime.
      “Dividend Equivalent Right” means an Award granted pursuant to Section 10.
      “Effective Date” means May 18, 2006, the effective date of this amendment and restatement of the Plan.
      “Employee” means any person who is currently employed by the Company or an Affiliate, including officers, but such term shall not include Outside Directors; provided, however, that for purposes of awards of Incentive Stock Options, “Employee” shall mean any person, including an officer, who is currently employed by the Company or any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively.
      “Employee Participant” means an Employee who holds an outstanding Award under the terms of the Plan.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      “Exercise Price” means the purchase price per share of Common Stock deliverable upon the exercise of each Option in order for the option to be exchanged for shares of Common Stock.
      “Fair Market Value” means, when used in connection with the Common Stock on a certain date, the price of the last reported sale of the Common Stock at the close of the regular trading day’s market (not including any after hours market), as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”) (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. If the Common Stock is not reported on the NASDAQ, AMEX or the NYSE, the Fair Market Value of the Common Stock is the value so determined by the Board in good faith by reasonable application of a reasonable valuation method in accordance with Section 409A of the Code.
      “Incentive Stock Option” means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 7 hereof and is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
      “Limited Right” means the right to receive an amount of cash based upon the terms set forth in Section 8 hereof.
      “Non-statutory Stock Option” means an Option granted by the Committee to a Participant pursuant to Section 6 hereof, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee under Section 7 as a Non-Statutory Stock Option.
      “Option” means the right to buy a fixed amount of Common Stock at the Exercise Price within a limited period of time designated as the term of the option as granted under Section 6 or 7 hereof.
      “Outside Director” means a member of the Board of Directors of the Company or its Affiliates, who is not also an Employee.
      “Outside Director Participant” means an Outside Director who holds an outstanding Award under the terms of the Plan.
      “Participant” means any Employee or Outside Director who holds an outstanding Award under the terms of the Plan.
      “Performance Goal” means the goals determined by the Committee, in its discretion, to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using certain Company or individual performance measures. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured in absolute terms or relative to comparison companies. Such Performance Goals shall be based on one or more of the following criteria: (i) earnings; (ii) earnings per share; (iii) earnings growth; (iv) return on assets; (v) return on equity; (vi) efficiency ratio; (vii) credit quality; and (viii) net interest margin. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; provided, however, that to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code for the applicable year.
      “Plan” means the UCBH Holdings, Inc. 2006 Equity Incentive Plan.
      “Restricted Stock” means any share of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Committee.
      “Restricted Stock Unit” or “RSU” means a right granted to a Participant to receive shares of Common Stock upon satisfaction of specialized performance or other criteria, such as continuous service.
      “Restriction Period” means the period during which the shares of Restricted Stock are subject to restrictions and therefore, the shares are subject to a substantial risk of forfeiture. Such restrictions may be based on continuous service, the achievement of Performance Goals, the occurrence of other events as determined by the Committee, or a combination thereof.
      “Retirement” with respect to an Employee Participant means termination of employment which constitutes retirement under any tax qualified plan maintained by the Bank or the Company. However, “Retirement” will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve on the Board of Directors of the Company or its Affiliates even if such Participant is receiving retirement benefits under any retirement plan of the Bank or the Company. With respect to an Outside Director Participant, “Retirement” means the termination of service from the Board of Directors of the Company or its Affiliates following written notice to the Board as a whole of such Outside Director’s intention to retire or retirement as determined by the Bank (or the Company’s) bylaws, except that an Outside Director shall not be deemed to have retired for purposes of the Plan in the event he continues to serve as a consultant to the Board or as an advisory director.
      “Termination for Cause” shall mean, in the case of an Outside Director, removal from the Board of Directors, or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of an act or acts of gross misconduct, willful neglect of duties or commission of a felony or equivalent violation of law. No act, or the failure to act, on Participant’s part shall be “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank, the Company or one of its Affiliates.
2.     ADMINISTRATION.
      (a) The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to grant awards to Employees and Outside Directors and to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code may comply with such requirements, and the Committee shall interpret the Plan and Awards in a manner consistent with such requirements.

      (b) The Committee may delegate all authority for: the determination of forms of payment to be made by or received by the Plan; the execution of Award Agreements; the determination of Fair Market Value; and the determination of all other aspects of administration of the Plan to the executive officer(s) of the Company; provided, however, any such delegation shall be permissible only to the extent it does not cause any Award to fail to qualify as: (i) “performance-based compensation” within the meaning of Section 162(m) of the Code, as applicable; or (ii) an exempt transaction under Rule 16b-3 under Exchange Act. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company for determinations to be made pursuant to the Plan.
3.     TYPES OF AWARDS AND RELATED RIGHTS.
      The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan; provided, however, after October 3, 2004, the Committee may only award or grant those Awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Limited Rights, Restricted Stock, Restricted Stock Units, and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.
4.     STOCK SUBJECT TO THE PLAN.
      (a) General. Subject to adjustment as provided in Section 16, the maximum number of shares reserved for Awards under the Plan is 23,657,6481 shares of the Common Stock. These shares of Common Stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Company. To the extent that Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Awards terminate, expire, are forfeited or are canceled without having been exercised (in the case of Limited Rights, exercised for cash), new Awards may be made with respect to these shares.
      (b) Limitations.
      (i) Subject to adjustment as provided in Section 16, not more than an aggregate of 23,657,648 Shares may be issued under the Plan as Incentive Stock Options.
      (ii) Subject to adjustment as provided in Section 16, the maximum number of shares of Common Stock with respect to which Options or Limited Rights, or a combination thereof, may be granted during any calendar year to any individual Participant shall be 2,000,000, and the maximum number of Shares with respect to which Restricted Stock or Restricted Stock Units may be granted during any calendar year to any individual Participant shall be 2,000,000. These limitations shall be applied and construed consistently with Section 162(m) of the Code.
5.     ELIGIBILITY.
      Subject to the terms herein all Employees and Outside Directors shall be eligible to receive Awards under the Plan.
6.     NON-STATUTORY STOCK OPTIONS.
      To the extent permitted by Section 3, the Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded in the Plan, from time to time, grant Non-statutory Stock Options to Employees and Outside Directors and, upon such terms and conditions as the Committee may determine, grant

[1]	This number and all other share numbers referred to in this Plan reflect the adjustments pursuant to the Company’s stock splits and additional shares reserved pursuant to the Plan as of April 12, 2005.

Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

(a) Exercise Price. The Exercise Price of each Non-statutory Stock Option shall be determined by the Committee on the date the option is granted. Such Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon full payment of the Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 11 hereof.

(b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. The acceleration of any Non-statutory Stock Option under the authority of this paragraph creates no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Non-statutory Stock Options.

(c) Termination of Employment or Service. Upon the termination of a Participant’s employment or service in the event of Disability, death or within twelve months after a Change in Control, all Non-statutory Stock Options shall immediately vest and be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the option as set forth in Section 6(b). In the event of Termination for Cause or termination of a Participant’s employment or service for any other reason including voluntary resignation, all Non-statutory Stock Options shall be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the Option as set forth in Section 6(b), only as to those options which have vested as of the date of the Participant’s termination of employment or service. Any unvested Non-statutory Stock Options shall become null and void and shall not be exercisable by or delivered to the Participant after such date of termination.

(d) Awards to Outside Directors. Upon election or appointment to the Board each Outside Director shall receive a grant of 24,000 Non-statutory Stock Options. For each additional three-year period of service, each Outside Director shall receive an additional grant of 24,000 Non-statutory Stock Options. All Non-statutory Stock Options granted to Outside Directors shall vest annually in equal portions over three years. All Awards to Outside Directors are subject to the terms and conditions of this Plan.
7.     INCENTIVE STOCK OPTIONS.
      To the extent permitted by Section 3, the Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded in the Plan, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a) Exercise Price. The Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted to a Participant, the Participant owns Common Stock representing more than 10% of the total combined voting securities of the Company and any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company and any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Participant, or by or for any corporation, partnership, estate or trust of which such Participant is a shareholder, partner or beneficiary), (“10% Owner”), the Exercise Price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 11 hereof.

(b) Amounts of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 7 exceeds this $100,000 limit, the portion of the Options in excess of such limit shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate Options granted as Incentive Stock Options as Non-Statutory Stock Options. Such redesignation shall not be deemed to be a new grant or a regrant of such Options. Such Non-statutory Stock Options shall be subject to Section 6 hereof.

(c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to a Participant who is a 10% Owner, the Incentive Stock Option granted to such Employee Participant shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee Participant to whom it is granted.

The Committee shall determine the date on which each Incentive Stock Option shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part. The acceleration of any Incentive Stock Option under the authority of this paragraph creates no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Incentive Stock Options.

(d) Termination of Employment. Upon the termination of a Participant’s employment or service in the event of Disability, Retirement, death or within twelve months after a Change in Control, all Incentive Stock Options shall immediately vest and be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the Option as set forth in Section 7(c). In the event of Termination for Cause or termination of a Participant’s employment or service for any other reason including voluntary resignation, all Incentive Stock Options shall be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the Option as set forth in Section 7(c) only as to those options which have vested as of the date of the Participant’s termination of employment or service. Any unvested Incentive Stock Options shall become null and void and shall not be exercisable by or delivered to the Participant after such date of termination.

(e) Compliance with Code. The Options granted under this Section are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. All Options that do not so qualify shall be treated as Non-statutory Stock Options.

8.     LIMITED RIGHTS.
      To the extent permitted by Section 3, simultaneously with the grant of any Option to an Employee, the Committee may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

(a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option.

Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the Exercise Price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

(b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash or some other payment option as determined in the Committee’s discretion, equal to the difference between the Exercise Price of the underlying option and the Fair Market Value of the Common Stock subject to the underlying Option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.
9.     RESTRICTED STOCK.
      (a) Grant of Restricted Stock. To the extent permitted by Section 3, and subject to the terms and conditions of the Plan, the Committee may grant Restricted Stock and Restricted Stock Units in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall have complete discretion in determining the number of shares of Restricted Stock and Restricted Stock Units granted to each Participant (subject to Section 4(b) herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Restricted Stock and Restricted Stock Units. Any Restriction Period shall end only on the terms and conditions determined by the Committee and specified in the Award agreement, which may include the attainment of one or more Performance Goals or upon one or more specified dates.
      (b) Transferability. Except as provided in this Section 9, Restricted Stock and RSUs granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee and specified in the Award agreement. However, subject to Section 9(g), in no event may any Restricted Stock and RSUs granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant. All rights with respect to the Restricted Stock and RSUs granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.
      (c) Certificate Legend. Each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend substantially as follows:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Plan, and in an Award agreement. A copy of such Plan and such agreement may be obtained from the company.”
      The Company shall have the right to retain the certificates representing Restricted Stock in the Company’s possession until such time as all restrictions applicable to such shares have been satisfied.
      (d) Termination of Restriction Period. Upon satisfaction of the terms and conditions specified in the Award agreement that apply to a Restriction Period: (i) with respect to Restricted Stock, the Participant shall be entitled to have the legend referred to in Section 9(c) removed from his or her shares of Restricted Stock after the last day of the Restriction Period; and (ii) with respect to RSUs, the Company shall issue the shares associated with such RSUs as soon as administratively feasible following the last day of the Restriction Period, but in no event later than the March 15th of the year following the year in which such Restriction Period ends. If the terms and conditions specified in the Award agreement that apply to a Restriction Period have not been satisfied, the Participant’s Awards of Restricted Stock and Restricted Stock Units subject to such Restriction Period shall become null and void and the Participant shall forfeit all rights with respect to such Awards.
      (e) Voting Rights. Except as otherwise provided in an Award agreement, during the Restriction Period, Participants holding Restricted Stock may exercise full voting rights with respect to those shares.
      (f) Dividends and Other Distributions. Except as otherwise provided in an Award agreement, during the Restriction Period, Participants holding Restricted Stock and RSUs shall be credited with all regular cash dividends paid with respect to all shares and units while they are so held. All cash dividends and other distributions paid with respect to Restricted Stock and RSUs shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock and RSUs with respect to which they were paid. If any such dividends or distributions are paid in shares, such shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock and RSUs with respect to which they were paid. Subject to the restrictions on vesting and the forfeiture provisions, all cash dividends credited to a Participant shall be paid to the Participant as soon as administratively feasible following the full vesting of the Restricted Stock and RSUs with respect to which such dividends were paid, but in no event later than the March 15th of the year following the year in which full vesting of such Restricted Stock and RSUs occurs. The provisions of this Section 9(f) are subject to the right of the Committee to determine otherwise at the time of grant.
      (g) Termination of Employment. Except as otherwise provided in an Award agreement, upon the termination of a Participant’s employment or service in the event of Disability, death or within twelve months after a Change in Control, the Participant’s outstanding Awards of Restricted Stock and any Restricted Stock Units shall immediately vest. In the event of Termination for Cause or termination of a Participant’s employment or service for any other reason including voluntary resignation, the Participant’s outstanding Awards of Restricted Stock and any Restricted Stock Units shall become null and void and the Participant shall forfeit all rights with respect to such Awards. Any termination provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants of Restricted Stock or RSUs or among Participants and may reflect distinctions based on the reasons for termination of employment.
10.     DIVIDEND EQUIVALENT RIGHTS.
      To the extent permitted by Section 3, any Awards under the Plan may, in the Committee’s discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.
11.     ALTERNATE OPTION PAYMENT MECHANISM.
      The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the Award agreement covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.
      (a) Cash Payment. The exercise price may be paid in cash or by certified check.
      (b) Borrowed Funds. To the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 and to the extent otherwise permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

      (c) Exchange of Common Stock.
      (i) The Committee may permit payment by the tendering of previously acquired shares of Common Stock. This includes the use of “pyramiding transactions” whereby some number of Options are exercised. The shares gained through the exercise are then tendered back to the Bank as payment for some other number of Options. This transaction may be repeated as needed to exercise all of the Options available.
      (ii) Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.
      (d) By Cashless Exercise. To the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, by delivery of a properly executed exercise notice, together with irrevocable instructions, to
      (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise and
      (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.
      (e) Net Issue Exercise. Surrender of shares of Common Stock (including withholding of shares otherwise deliverable upon exercise of the Award) having a Fair Market Value on the date of surrender not less than the aggregate Exercise Price (including tax withholding in accordance with section 17) of the shares being acquired.
      (f) Such other medium as the Committee determines, in its sole discretion.
12.     RIGHTS OF A SHAREHOLDER.
      No Participant shall have any rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ or service of the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant’s services as an officer or other employee at any time.
13.     NON-TRANSFERABILITY.
      Except to the extent permitted or restricted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(i) The recipient of an Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(ii) Unless determined otherwise by the Committee and except in the event of the Participant’s death or pursuant to a domestic relations order, an Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, an Award is transferable by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer.

(iii) If a recipient of an Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to such Award may not, without the written consent of the Committee (which consent may be given in the Stock Award Agreement), be sold or otherwise disposed of within six months following the date of grant of the Award.
14.     AGREEMENT WITH PARTICIPANTS.
      Each Award will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the Exercise Price, the terms or other applicable periods, and other terms and conditions as may be required or imposed by the Plan, the Committee, the Board of Directors, tax law considerations or applicable securities law considerations.
15.     DESIGNATION OF BENEFICIARY.
      A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.
16.     DILUTION AND OTHER ADJUSTMENTS.
      (a) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kinds of shares of Common Stock or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Common Stock or other property (including cash) issued or issuable with respect to outstanding Awards; (iii) the exercise price, grant price, or purchase price relating to any Award; and (iv) the Performance Goals applicable to outstanding Awards. Notwithstanding the foregoing, (a) with respect to Incentive Stock Options, any such adjustment shall be made in accordance with Section 424(h) of the Code and the regulations thereunder; and (b) the Committee shall consider the impact of Section 409A of the Code on any such adjustment. No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All awards under this Plan shall be binding upon any successors or assigns of the Company.
      (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”); provided, however, (i) any substitution of a new Option pursuant to a corporate transaction for an outstanding option intended to qualify as an incentive stock option under Section 422 of the Code or the assumption of such an outstanding option pursuant to a corporate transaction shall satisfy Section 424 of the Code and the regulations thereunder; and (ii) any substitution of a new Option pursuant to a corporate transaction for an outstanding option or the assumption of an outstanding option pursuant to a corporate transaction shall be designed not to be treated as the grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code. In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants.
      (c) The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction, as defined by the Committee, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants; provided, however, the Committee may act only in a manner that either complies with the applicable requirements of Section 409A of the Code, or does not result in the deferral of compensation within the meaning of Section 409A of the Code. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.
17.     TAX WITHHOLDING.
      Prior to the delivery of any shares of Common Stock or cash pursuant to an Award (or exercise thereof), the Company shall have the right to deduct from the shares issuable or the cash payable, or to require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Award (or exercise thereof). Alternatively or in addition, the Company, in its sole discretion, shall have the right to require a Participant, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with an Award. The Company may also accept from Participant the tender of a number of whole shares of Common Stock having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to an Option or the shares acquired upon the exercise thereof.
18.     AMENDMENT OF THE PLAN.
      The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that (i) provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code, shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation, and (ii) to the extent required by NASD Rules, any material amendments to the Plan shall not be effective until shareholder approval has been obtained.
      Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.
      No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award without the written permission of such Participant.
19.     EFFECTIVE DATE OF PLAN.
      The Effective Date of the Plan shall be May 18, 2006.
20.     TERMINATION OF THE PLAN.
      The right to grant Awards under the Plan will terminate ten (10) years after the Effective Date of the Plan; provided, however, the Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant or Outside Director Participant, adversely affect his vested rights under a previously granted Award.
21.     APPLICABLE LAW.
      The Plan will be administered in accordance with the laws of the State of Delaware to the extent not superseded by federal law.
22.     SUCCESSORS AND ASSIGNS.
      All awards under this Plan shall be binding upon any successors or assigns of the Company including any holding company that may be formed by the Company.
23.     CLAIMS.
      Any person who makes a claim for benefits under the Plan or under any Award Agreement entered into pursuant to the Plan shall file the claim in writing with the Committee. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Committee’s written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or Award agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. If the Committee describes additional material or information and such material or information is available, the claimant may resubmit the claim within 60 days after the claim is denied. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection. The claimant may not present additional material or information in connection with any lawsuit unless the material or information has first been submitted to the Committee in connection with the original claim or in connection with a resubmission within 60 days after the claim was denied.

      IN WITNESS WHEREOF, the Board of Directors of the Company has duly adopted this Plan, as amended, by unanimous written consent without a meeting, on April 5, 2006 subject to the approval of the shareholders of the Company at its May 18, 2006 annual meeting, to be executed by its duly authorized executive officer and the corporate seal to be affixed and duly attested.

[CORPORATE SEAL]	UCBH Holdings, Inc.

By:
Date		Thomas S. Wu
Chairman, President and
Chief Executive Officer

ADOPTED BY THE BOARD OF DIRECTORS:

By:
Date		Secretary

Appendix
UCBH HOLDINGS, INC. AND
UNITED COMMERCIAL BANK
CHARTER OF THE AUDIT COMMITTEE
STATEMENT OF POLICY
      The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee the accounting, auditing and financial reporting processes of the Company and the internal and external audit processes. In particular, the Committee focuses on the qualitative aspects of financial reporting to shareholders, processes to manage the business, operational and financial risks and compliance with significant applicable ethical, legal and regulatory requirements as they relate to accounting, auditing and financial reporting. In discharging its responsibilities, the Committee shall:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and evaluate the audit procedures and results of the Company’s independent and internal audit.

•	Maintain free and open means of communication with the independent auditor, the internal auditor and management, including private sessions with each.

•	Maintain free and open means of communication (including procedures for confidential and anonymous submissions) between employees and the Committee for the receipt, retention and processing of complaints regarding accounting or auditing matters, including suspicious or fraudulent activity.

•	Review and update this Charter for consideration by the Board of Directors and perform an evaluation of committee performance at least annually.
ORGANIZATION
      The members of the Committee shall be appointed and may be removed by the Board of Directors. The Committee may initiate special investigations, and, if appropriate, may retain its own outside legal, accounting or other advisors and shall have the authority to determine the degree of independence required from those advisors. The Company shall provide appropriate funding as determined by the Committee to permit the Committee to perform its duties under this Charter and to compensate its advisors. The Committee shall meet at least four times per year, including in executive session at least two times per year, and shall report directly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial performance, reporting and regulatory compliance. The Committee may also meet periodically by itself to discuss matters it determines require private Committee attention. A majority of the Committee shall be a quorum. The Committee shall maintain minutes and other relevant documentation of all of its meetings.
QUALIFICATIONS
      The Committee shall be composed of at least three (3) directors. Each member of the Committee shall meet the independence requirements of the rules of the Nasdaq Stock Market, the rules and regulations promulgated by the Securities and Exchange Commission and other applicable law, all as determined by the Board of Directors under applicable law. The members of the Committee, as determined by the Board of Directors, shall also meet applicable financial knowledge requirements, and at least one member shall be an “audit committee financial expert” as that term is defined in applicable rules. No member of the Committee shall have participated in the preparation of financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years.

INDEPENDENT AUDITORS
      The Committee shall have the sole authority to appoint, compensate, retain and oversee the independent auditor. The Committee shall review with the independent auditor the nature and scope of any disclosed relationships or professional services, shall approve in advance all audit and non-audit services, and shall take appropriate action to ensure the continuing independence of the accountant. The Committee shall disclose any approved non-audit services in periodic reports as required. The Committee shall set clear guidelines relating to the Company’s hiring of employees or former employees of the independent auditor to ensure continued independence.
      The Committee shall, on an annual basis, obtain from the independent auditor written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and shall discuss with the independent auditor any disclosed relationships or services that may impact the independent auditor’s objectivity and independence. The Committee shall obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or any inquiry or investigation by any governmental authority involving any audits carried out by the independent auditor in the preceding five years and any steps taken to deal with any such issues. After reviewing the independent auditor’s report, the Committee shall evaluate the accountant’s qualifications, performance and independence and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. The Committee shall consider the opinions of management and the internal auditor in making such evaluation.
      As required by law, the Committee shall assure the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the firm itself.
      The independent auditor shall report directly to the Committee. The independent auditor shall discuss with the Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the potential ramifications of using such alternative treatments. The independent auditor shall also inform the Committee of material written communications between the independent auditor and management.
      The Committee shall discuss with the independent auditor and then disclose the matters to be discussed and disclosed pursuant to the Statement of Auditing Standards No. 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the auditor’s activities or on access to requested information, and any significant disagreements with management.
INTERNAL AUDIT
      The internal auditor shall report directly to the Chair of the Committee, with administrative oversight provided by an appropriate executive officer of the Company. The Committee will oversee the internal audit function to assess the adequacy and effectiveness of the internal control and financial reporting systems and to determine that the internal auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures, systems, operations, and regulatory compliance of the Company and its affiliates.
FINANCIAL REPORTING OVERSIGHT
      In discharging its responsibilities to oversee governmental and public reporting of financial information, the Committee shall:

•	Review the annual financial statements, to be included in the Company’s annual report to stockholders and its annual report on Form 10-K with financial management and the independent auditor. Review with the independent auditor the results of its annual examination of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees and shall ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements. It is not the responsibility of the Committee to prepare and certify the Company’s financial statements, plan or conduct audits, determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, guaranty the independent auditor’s report or guaranty other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full time employees of the Company and are not performing the functions of accountants or auditors.

•	Review the quarterly financial results and information with financial management, the independent auditor, and the internal auditor to determine that the independent auditor does not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the Committee by the independent accountant.

•	Review and discuss with management and/or the independent auditor management’s assessment of internal controls, and the resolution of any identified significant deficiency or material weakness and reportable conditions in the Company’s internal controls; and review the Company’s anti-fraud program annually including management’s overall risk assessment, controls and testing performed.

•	Review the types of presentation and information to be included in earnings press releases.

•	Review the form and content of the certification documents for Form 10-Q and Form 10-K with the independent auditor, the chief financial officer and the chief executive officer.

•	Review the basis for the disclosures made in the annual report to stockholders under the heading Management’s Report on Internal Controls regarding the control environment of the Company.

•	Prepare, review and approve the annual proxy disclosure regarding the activities and report of the Committee.

•	Resolve any disagreements between management and the independent auditor regarding financial reporting.

•	Review and maintain, as appropriate, compliance with the Company’s code of conduct.

•	Review the Bank’s regulatory compliance program and management reports required to be issued by the applicable bank regulators and corresponding attestation reports of the independent auditors.

•	Establish and oversee procedures for the receipt, retention, and treatment of (“Whistleblower”) complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review and reassess the adequacy of this Charter on an annual basis.

•	Review and approve or disapprove all significant related party transactions and potential conflict of interest situations.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
REVOCABLE PROXY
UCBH HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 18, 2006 • 10:00 a.m. Pacific Time
     The undersigned hereby appoints Li-Lin Ko and Dr. Godwin Wong, the members of the proxy committee of the Board of Directors of UCBH Holdings, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 18, 2006 at 10:00 a.m. Pacific Time, at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, and at any and all adjournments thereof (the “Annual Meeting”), as indicated on the reverse side.
     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	The election of the following directors (except as marked to the contrary below).

FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐
01 Joseph J. Jou,
02 James Kwok,
03 David Ng
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number of that nominee on the line below.)

2.	The approval of the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The approval of the Amended and Restated UCBH Holdings, Inc. 2006 Equity Incentive Plan (formerly known as the UCBH Holdings, Inc. 1998 Stock Option Plan).	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 17, 2006 relating to this meeting and of the 2005 Annual Report to Stockholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Dated

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

▲ FOLD AND DETACH HERE▲